                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A8
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                           $632,676,943 (APPROXIMATE)

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                           [INDYMAC BANK, F.S.B. LOGO]

                          SPONSOR, SELLER AND SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus . Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus . If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION
RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE
COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE
DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

      The information in this free writing prospectus , if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 28, 2006

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A8

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

                              ---------------------

      The following classes of certificates that are offered pursuant to this free writing prospectus:

                        INITIAL CLASS                                                 INITIAL CLASS
                     CERTIFICATE BALANCE /                                        CERTIFICATE BALANCE /
                       INITIAL NOTIONAL        PASS-THROUGH                         INITIAL NOTIONAL        PASS-THROUGH
   CLASS                  AMOUNT (1)             RATE (2)           CLASS              AMOUNT (1)             RATE (2)
---------------------------------------------------------------------------------------------------------------------------

Class 1-A-1           $      72,080,834          6.00%          Class 3-A-5       $    13,000,000(3)           Floating
Class 1-A-2           $      14,416,166         Floating        Class 3-A-6       $        3,193,000            6.00%
Class 1-A-3           $   14,416,166(3)         Floating        Class 3-A-7       $          942,000            6.00%
Class 1-A-4           $      20,495,900          6.25%          Class 3-A-8       $        3,000,000           Floating
Class 1-A-5           $       2,903,000          6.25%          Class 3-A-9       $     3,000,000(3)           Floating
Class 2-A-1           $      43,516,500          6.50%          Class 3-A-10      $          160,000            6.00%
Class 2-A-2           $      72,000,000          6.75%          Class 3-A-11      $        3,853,000            6.00%
Class 2-A-3           $      36,000,000          6.00%          Class PO          $        3,737,942             (4)
Class 2-A-4           $      54,819,500          6.50%          Class A-X         $    19,774,322(3)            6.50%
Class 2-A-5           $      50,000,000         Floating        Class A-R         $              100            6.25%
Class 2-A-6           $   50,000,000(3)         Floating        Class B-1         $       13,795,000           Variable
Class 2-A-7           $       7,468,000          6.50%          Class B-2         $        3,208,000           Variable
Class 2-A-8           $       3,000,000          6.50%          Class B-3         $        5,454,000           Variable
Class 3-A-1           $     129,783,000          6.00%          Class B-4         $        1,924,000           Variable
Class 3-A-2           $      20,295,000          6.00%          Class B-5         $        3,849,000           Variable
Class 3-A-3           $      13,000,000         Floating        Class B-6         $        1,283,000           Variable
Class 3-A-4           $      48,500,000          6.00%

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)   The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary -- Description of the Certificates". The tables also show the index used to calculate the pass-through rates for the Class
      1-A-2, Class 1-A-3, Class 2-A-5, Class 2-A-6, Class 3-A-3, Class 3-A-5,
      Class 3-A-8 and Class 3-A-9 Certificates.

(3)   The Class 1-A-3, Class 2-A-6, Class 3-A-5, Class 3-A-9 and the Class A-X
      Certificates are interest only, notional amount certificates. The initial notional amounts for the notional amount certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.

(4)   The Class PO Certificates are principal only certificates and will not bear interest.

                                     SUMMARY

ISSUING ENTITY

Residential Asset Securitization Trust 2006-A8, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this free writing prospectus.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this free writing prospectus and the prospectus.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its
telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN0608, and its telephone number is (714) 247-6000.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the cut-off date).

CLOSING DATE

On or about June 28, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of three loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that the group 1 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                 $119,177,383

Weighted Average Mortgage Rate                      6.433%

Range of Mortgage Rates                             5.500% to 6.625%

Average Current Principal Balance                   $595,887

Range of Outstanding Principal
   Balances                                         $417,113 to
                                                     $1,500,000

Weighted Average Original
   Loan-to-Value Ratio                              69.85%

Weighted Average Original Term to
   Maturity                                         359 months

Weighted Average Credit Bureau
   Risk Score                                       724

Weighted Average Remaining Term to
   Stated Maturity                                  358 months

Geographic Concentrations in excess
   of 10%:

   California                                       50.48%

As of the cut-off date, the depositor expects that the group 2 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                 $283,905,563

Weighted Average Mortgage Rate                      7.143%

Range of Mortgage Rates                             6.650% to 8.625%

Average Current Principal Balance                   $600,223

Range of Outstanding Principal
   Balances                                         $418,225 to
                                                     $2,862,340

Weighted Average Original
   Loan-to-Value Ratio                              72.83%

Weighted Average Original Term to
   Maturity                                         360 months

Weighted Average Credit Bureau
   Risk Score                                       704

Weighted Average Remaining Term to
   Stated Maturity                                  358 months

Geographic Concentrations in excess
   of 10%:

   California                                       47.50%

As of the cut-off date, the depositor expects that the group 3 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                 $238,582,809

Weighted Average Mortgage Rate                      6.399%

Range of Mortgage Rates                             5.500% to 6.725%

Average Current Principal Balance                   $230,515

Range of Outstanding Principal
   Balances                                         $51,953 to
                                                     $706,103

Weighted Average Original
   Loan-to-Value Ratio                              72.69%

Weighted Average Original Term to
   Maturity                                         359 months

Weighted Average Credit Bureau
   Risk Score                                       714

Weighted Average Remaining Term to
   Stated Maturity                                  356 months

Geographic Concentrations in excess
   of 10%:

   California                                       30.81%

As of the cut-off date, the depositor expects that the mortgage loans in the aggregate will have the following characteristics:

Aggregate Current Principal Balance                 $641,665,755

Weighted Average Mortgage Rate                      6.735%

Range of Mortgage Rates                             5.500% to 8.625%

Average Current Principal Balance                   $375,683

Range of Outstanding Principal
   Balances                                         $51,953 to
                                                     $2,862,340

Weighted Average Original
   Loan-to-Value Ratio                              72.22%

Weighted Average Original Term to
   Maturity                                         359 months

Weighted Average Credit Bureau
   Risk Score                                       711

Weighted Average Remaining Term to
   Stated Maturity                                  357 months

Geographic Concentrations in excess
   of 10%:

   California                                       41.85%

                                        5

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                          INITIAL CLASS                                                                 MODELED
                           CERTIFICATE                                                                 SCHEDULED
                        BALANCE / INITIAL                                        FINAL SCHEDULED     DISTRIBUTION    INITIAL RATING
       CLASS            NOTIONAL AMOUNT (1)               TYPE                 DISTRIBUTION DATE (2)     DATE (3)   (MOODY'S/S&P)(4)
--------------------   -------------------- ---------------------------------  --------------------- ------------   ----------------

OFFERED CERTIFICATES
1-A-1...............       $72,080,834       Senior/Fixed Pass-Through Rate        August 2036       January 2013       Aaa/AAA
1-A-2...............       $14,416,166      Senior/Floating Pass-Through Rate      August 2036       January 2013       Aaa/AAA
1-A-3...............       $14,416,166        Senior/Inverse Floating Pass-        August 2036       January 2013       Aaa/AAA
                                                  Through Rate/Notional
                                                  Amount/Interest Only
1-A-4...............       $20,495,900        Senior/NAS/Fixed Pass-Through        August 2036         May 2036         Aaa/AAA
                                                          Rate
1-A-5...............        $2,903,000       Senior/Fixed Pass-Through Rate        August 2036       January 2014       Aaa/AAA
2-A-1...............       $43,516,500       Senior/Fixed Pass-Through Rate        August 2036       February 2011      Aaa/AAA
2-A-2...............       $72,000,000       Senior/ Fixed Pass-Through Rate       August 2036       February 2011      Aaa/AAA
2-A-3...............       $36,000,000       Senior/ Fixed Pass-Through Rate       August 2036       February 2011      Aaa/AAA
2-A-4...............       $54,819,500        Senior/NAS/Fixed Pass-Through        August 2036         May 2036         Aaa/AAA
                                                          Rate
2-A-5...............       $50,000,000        Senior/Super Senior/Floating         August 2036         July 2011        Aaa/AAA
                                                    Pass-Through Rate
2-A-6...............       $50,000,000           Senior/Inverse Floating           August 2036         July 2011        Aaa/AAA
                                               Pass-Through Rate/Notional
                                                  Amount/Interest Only
2-A-7...............        $7,468,000       Senior/Fixed Pass-Through Rate        August 2036         July 2011        Aaa/AAA
2-A-8...............        $3,000,000          Senior/NAS/Support/Fixed           August 2036         May 2036         Aa1/AAA
                                                    Pass-Through Rate
3-A-1...............      $129,783,000       Senior/ Fixed Pass-Through Rate       August 2036         June 2012        Aaa/AAA
3-A-2...............       $20,295,000       Senior/Fixed Pass-Through Rate        August 2036       October 2012       Aaa/AAA
3-A-3...............       $13,000,000            Senior/TAC/Accretion             August 2036        March 2010        Aaa/AAA
                                             Directed/Floating Pass-Through
                                                          Rate
3-A-4...............       $48,500,000        Senior/NAS/Fixed Pass-Through        August 2036        April 2036        Aaa/AAA
                                                          Rate
3-A-5...............       $13,000,000           Senior/Inverse Floating           August 2036        March 2010        Aaa/AAA
                                               Pass-Through Rate/Notional
                                                  Amount/Interest Only
3-A-6...............        $3,193,000        Senior/TAC/Companion/Accrual/        August 2036        April 2007        Aaa/AAA
                                                Accretion Directed/Fixed
                                                    Pass-Through Rate
3-A-7...............          $942,000       Senior/Companion/Accrual/Fixed        August 2036       December 2006      Aaa/AAA
                                                    Pass-Through Rate

                                        6

                          INITIAL CLASS                                                                 MODELED
                           CERTIFICATE                                                                 SCHEDULED
                        BALANCE / INITIAL                                        FINAL SCHEDULED     DISTRIBUTION    INITIAL RATING
       CLASS            NOTIONAL AMOUNT(1)                TYPE                 DISTRIBUTION DATE(2)     DATE(3)     (MOODY'S/S&P)(4)
--------------------   -------------------  ---------------------------------  --------------------  -------------  ----------------

3-A-8...............        $3,000,000            Senior/TAC/Accretion             August 2036        March 2010        Aaa/AAA
                                             Directed/Floating Pass-Through
                                                          Rate
3-A-9...............        $3,000,000           Senior/Inverse Floating           August 2036        March 2010        Aaa/AAA
                                               Pass-Through Rate/Notional
                                                  Amount/Interest Only
3-A-10..............          $160,000       Senior/Companion/Accrual/Fixed        August 2036       January 2007       Aaa/AAA
                                                    Pass-Through Rate
3-A-11..............        $3,853,000       Senior/Fixed Pass-Through Rate        August 2036       December 2012      Aaa/AAA
A-X.................       $19,774,322(5)    Senior/Fixed Pass-Through Rate/       August 2036         May 2036         Aaa/AAA
                                                Notional Amount/Interest
                                                     Only/Component
PO..................        $3,737,942       Senior/Principal Only/Component       August 2036         May 2036         Aaa/AAA
A-R.................              $100            Senior/REMIC Residual            August 2036         May 2036         N/R/AAA
B-1.................       $13,795,000            Subordinate/Variable             August 2036         May 2036          Aa2/AA
B-2.................        $3,208,000            Subordinate/Variable             August 2036         May 2036         Aa3/AA-
B-3.................        $5,454,000            Subordinate/Variable             August 2036         May 2036          A2/A+
B-4.................        $1,924,000            Subordinate/Variable             August 2036         May 2036          A3/A-
B-5.................        $3,849,000            Subordinate/Variable             August 2036         May 2036         Ba2/BB+
B-6.................        $1,283,000            Subordinate/Variable             August 2036         May 2036        Baa3/BBB-

NON-OFFERED
CERTIFICATES (6)
B-7.................        $1,924,000            Subordinate/Variable             August 2036         May 2036          Baa/BB
B-8.................        $1,283,000            Subordinate/Variable             August 2036         May 2036          NR /BB
B-9.................        $3,529,000            Subordinate/Variable             August 2036         May 2036          NR /B
B-10................        $2,252,812            Subordinate/Variable             August 2036         May 2036          NR/NR
P...................              $100            Prepayment Charges(7)                N/A

__________________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The final scheduled distribution date is the distribution date in the month after the month of the latest stated maturity date of any Mortgage
      Loan.

(3)   The modeling final distribution date is based upon (a) an assumed rate of prepayments equal to 100% PPC with respect to the group 1 and group 3 certificates, and 120% PPC with respect to the group 2 certificates, (b)
      the modeling assumptions used in this free writing prospectus, as described under "Yield, Prepayment and Weighted Average Life--Weighted
      Average Life" in this free writing prospectus and (c) assuming the optional termination is not exercised by the servicer.

(4)   The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
      Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). A
      rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

                                        7

(5)   The notional amount of the Class A-X Certificates will be calculated as described in this free writing prospectus under "Description of the
      Certificates--Notional Amount Certificates."

(6)   The Class B-7, Class B-8, Class B-9, Class B-10 and Class P Certificates
      are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-7, Class B-8,
      Class B-9, Class B-10 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(7)   The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.

                                        8

The certificates will also have the following characteristics:

                           RELATED LOAN   INITIAL PASS-THROUGH                           INTEREST ACCRUAL    INTEREST ACCRUAL
         CLASS                 GROUP             RATE (1)          PASS-THROUGH RATE          PERIOD            CONVENTION
------------------------   ------------   --------------------     -----------------    ------------------   ----------------

OFFERED CERTIFICATES
1-A-1...................         1               6.00%                   6.00%          calendar month(5)       30/360(4)
1-A-2...................                         5.38%             LIBOR + 30 basis
                                 1                                     points(2)         25th to 24th(3)        30/360(4)
1-A-3...................         1               2.12%             7.20% - LIBOR(2)      25th to 24th(3)        30/360(4)
1-A-4...................         1               6.25%                   6.25%          calendar month(5)       30/360(4)
1-A-5...................         1               6.25%                   6.25%          calendar month(5)       30/360(4)
2-A-1...................         2               6.50%                   6.50%          calendar month(5)       30/360(4)
2-A-2...................         2               6.75%                   6.75%          calendar month(5)       30/360(4)
2-A-3...................         2               6.00%                   6.00%          calendar month(5)       30/360(4)
2-A-4...................         2               6.50%                   6.50%          calendar month(5)       30/360(4)
                                                 5.74%             LIBOR + 60 basis
2-A-5...................         2                                     points(2)         25th to 24th(3)        30/360(4)
2-A-6...................         2               0.76%             5.90% - LIBOR(2)      25th to 24th(3)        30/360(4)
2-A-7...................         2               6.50%                   6.50%          calendar month(5)       30/360(4)
2-A-8...................         2               6.50%                   6.50%          calendar month(5)       30/360(4)
3-A-1...................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
3-A-2...................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
                                                 5.65%             LIBOR + 50 basis
3-A-3...................         3                                     points(2)         25th to 24th(3)        30/360(4)
3-A-4...................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
3-A-5...................         3               0.35%             5.50% - LIBOR(2)      25th to 24th(3)        30/360(4)
3-A-6...................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
3-A-7...................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
                                                 6.00%             LIBOR + 75 basis
3-A-8...................         3                                     points(2)         25th to 24th(3)        30/360(4)
3-A-9...................         3               0.00%             5.25% - LIBOR(2)      25th to 24th(3)        30/360(4)
3-A-10..................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
3-A-11..................         3               6.00%                   6.00%          calendar month(5)       30/360(4)
A-X.....................    1, 2 and 3           6.50%                   6.50%          calendar month(5)       30/360(4)
PO......................    1, 2 and 3            (6)                     (6)                  N/A                 N/A
A-R.....................         1               6.25%                   6.25%          calendar month(5)       30/360(4)
B-1.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-2.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-3.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-4.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-5.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-6.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)

NON-OFFERED CERTIFICATES
B-7.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-8.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-9.....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
B-10....................    1, 2 and 3            (7)                     (7)           calendar month(5)       30/360(4)
P.......................    1, 2 and 3            N/A                     N/A                  N/A                 N/A

_________________

(1)   Reflects the expected pass-through rate as of the closing date.

(2)   The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap.

(3)   The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. These certificates will settle with accrued interest.

(4)   Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)   The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(6)   The Class PO Certificates are not entitled to any distributions of interest.

                                        9

(7)   The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

      o     6.25% multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date) over the aggregate class certificate balance of the group 1 senior certificates immediately prior to that distribution date;

      o     6.50% multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date) over the aggregate class certificate balance of the group 2 senior certificates immediately prior to that distribution date; and

      o     6.00% multiplied by the excess of the aggregate stated principal balance of the group 3 mortgage loans as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date) over the aggregate class certificate balance of the group 3 senior certificates immediately prior to that distribution date;

      divided by the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date. See "Description of Certificates -- Interest" in this free writing prospectus.

                                       10

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

  Senior Certificates        Class 1-A-1, Class 1-A-2,
                             Class 1-A-3, Class 1-A-4,
                             Class 1-A-5, Class 2-A-1,
                             Class 2-A-2, Class 2-A-3,
                             Class 2-A-4, Class 2-A-5,
                             Class 2-A-6, Class 2-A-7,
                             Class 2-A-8, Class 3-A-1,
                             Class 3-A-2, Class 3-A-3,
                             Class 3-A-4, Class 3-A-5,
                             Class 3-A-6, Class 3-A-7,
                             Class 3-A-8, Class 3-A-9,
                            Class 3-A-10, Class 3-A-11,
                           Class A-X, Class PO and Class
                                  A-R Certificates

      Subordinated          Class B-1, Class B-2, Class
      Certificates           B-3, Class B-4, Class B-5,
                            Class B-6, Class B-7, Class
                           B-8, Class B-9 and Class B-10
                                    Certificates

   LIBOR Certificates        Class 1-A-2, Class 1-A-3,
                             Class 2-A-5, Class 2-A-6,
                             Class 3-A-3, Class 3-A-5,
                            Class 3-A-8 and Class 3-A-9
                                    Certificates

    Notional Amount          Class 1-A-3, Class 2-A-6,
      Certificates          Class 3-A-5, Class 3-A-9 and
                               Class A-X Certificates

      Super Senior            Class 2-A-5 Certificates
      Certificates

  Support Certificates        Class 2-A-8 Certificates

     Group 1 Senior          Class 1-A-1, Class 1-A-2,
      Certificates           Class 1-A-3, Class 1-A-4,
                             Class 1-A-5 and Class A-R
                            Certificates and Class PO-1
                             and Class A-X-1 Components

     Group 2 Senior          Class 2-A-1, Class 2-A-2,
      Certificates           Class 2-A-3, Class 2-A-4,
                             Class 2-A-5, Class 2-A-6,
                            Class 2-A-7 and Class 2-A-8
                            Certificates and Class PO-2
                             and Class A-X-2 Components

     Group 3 Senior          Class 3-A-1, Class 3-A-2,
      Certificates           Class 3-A-3, Class 3-A-4,
                             Class 3-A-5, Class 3-A-6,
                             Class 3-A-7, Class 3-A-8,
                           Class 3-A-9, Class 3-A-10 and
                           Class 3-A-11 Certificates and
                             Class PO-3 and Class A-X-3
                                     Components

  Offered Certificates       Senior Certificates, Class
                             B-1, Class B-2, Class B-3,
                              Class B-4, Class B-5 and
                               Class B-6 Certificates

RECORD DATE

The record date (x) for the LIBOR Certificates, so long as such certificates are book-entry certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of that distribution date.

DENOMINATIONS

Class 1-A-3, Class 1-A-4, Class 2-A-4, Class 2-A-6, Class 2-A-8, Class 3-A-4,
Class 3-A-5, Class 3-A-6. Class 3-A-7, Class 3-A-9, Class 3-A-10, Class A-X,
Class PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates

$25,000 and multiples of $1,000.

Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 2-A-1, Class 2-A-2, Class 2-A-3,
Class 2-A-5, Class 2-A-7, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-8 and
Class 3-A-11 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of

                                       11

interest-bearing certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

o   interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

o   any interest remaining unpaid from prior distribution dates; minus

o   any net interest shortfalls allocated to that class for that distribution date.

The Class 3-A-6, Class 3-A-7 and Class 3-A-10 Certificates are accrual certificates. Interest will accrue on these classes of certificates at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest on the applicable class of certificates until the related accrual termination date, which is the earlier of

o   the date on which the class certificate balance of each class of subordinated certificates is reduced to zero, and

o   (x) in the case of the Class 3-A-6 Certificates, the distribution date on which the class certificate balance of the Class 3-A-3 Certificates is reduced to zero, (y) in the case of the Class 3-A-7 Certificates, the distribution date on which the aggregate class certificate balance of the
    Class 3-A-3 and Class 3-A-6 Certificates is reduced to zero, and (z) in the case of the Class 3-A-10 Certificates, the distribution date on which the class certificate balance of the Class 3-A-8 Certificates is reduced to zero.

The Class PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o   prepayments on the mortgage loans; and

o   reductions in the mortgage rate on the related mortgage loans due to
    Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all related interest-bearing classes of certificates, based on their respective interest entitlements (or, in the case of the subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions
Among Certificates," interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

INTEREST RATE CORRIDOR AND CAP CONTRACTS

A separate supplemental interest trust created under the pooling and servicing agreement will hold (x) two interest rate corridor contracts, one for the benefit of each of the Class 2-A-5 and Class 3-A-3 Certificates and (y) an
interest rate cap contract for the Class 3-A-8 Certificates. On or prior to the termination date for the related interest rate corridor or cap contract, amounts paid under the related contract will be available as described in this free writing prospectus to make payments of the related yield supplement amount to the Class 2-A-5, Class 3-A-3 and Class 3-A-8 Certificates, as applicable.

                                       12

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus under "Description of the Certificates--Principal."

Principal collections from the mortgage loans in a loan group will be distributed to the related classes of senior certificates as described in the next sentence, and any remainder will be allocated to the subordinated certificates. Principal distributed to the senior certificates in a senior certificate group will be allocated between the related Class PO component, on the one hand, and the other classes of senior certificates in that senior certificate group (other than the notional amount certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate of the mortgage loans in that loan group divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the classes of senior certificates in a senior certificate group
(other than the notional amount certificates and the related Class PO component)
as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o   in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate stated principal balance of the mortgage loans in that group and

o   in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage may step down as described in this free writing prospectus.

The required coupon for loan group 1, loan group 2 and loan group 3 will be
6.25%, 6.50% and 6.00%, respectively.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for
Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See
"Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

General

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o   all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o   net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o   subsequent recoveries with respect to mortgage loans in that loan group;

o   partial or full prepayments with respect to the mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o   any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o   the servicing fee and additional servicing compensation due to the servicer;

o   the trustee fee due to the trustee;

o   lender-paid mortgage insurance premiums, if any;

o   the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o   all prepayment charges (which are distributable only to the Class P
    Certificates); and

o   all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.2500% or 0.3200% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans in loan group 1, loan group 2 and loan group 3 was 0.2730%, 0.3043% and 0.3001% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of
Distributions Among Certificates."

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o   to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o   to principal of the classes of senior certificates related to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o   to any deferred amounts payable on the related Class PO Component, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

o   to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1
    Certificates, in each case subject to the limitations set forth below; and

o   from any remaining available amounts to the Class A-R Certificates.

Accrual Amounts

Class 3-A-6 Accrual Amount: On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 3-A-6
Certificates added to its class certificate balance will be distributed first, as principal of the Class 3-A-3 Certificates, until its class certificate balance is reduced to its Targeted Balance for that distribution date, and second, to the Class 3-A-6 Certificates.

Class 3-A-7 Accrual Amount: On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 3-A-7
Certificates added to its class certificate balance will be distributed as follows:

      first, in an amount up to the amount necessary to reduce the aggregate class certificate balance of the Class 3-A-3 and Class 3-A-6 Certificates to the
Aggregate Targeted Balance for that distribution date in accordance with the
Aggregate Payment Rule; and

      second, to the Class 3-A-7 Certificates.

Class 3-A-10 Accrual Amount: On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 3-A-10
Certificates added to its class certificate balance will be distributed first, as principal of the Class 3-A-8 Certificates, until its class certificate balance is reduced to its Targeted Balance for that distribution date, and second, to the Class 3-A-10 Certificates.

Priority of Distributions--Group 1 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 1, up to the amount of the senior principal distribution amount for loan group 1 will be distributed as principal of the following classes of group 1 senior certificates, in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) to the Class 1-A-4 Certificates, the Group 1 Priority Amount until its class certificate balance is reduced to zero;

(3) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(4) to the Class 1-A-5 Certificates, until its class certificate balance is reduced to zero; and

(5) to the Class 1-A-4 Certificates, without regard to the Group 1 Priority
Amount, until its class certificate balance is reduced to zero.

Priority of Distributions--Group 2 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 2, up to the amount of the senior principal distribution amount for loan group 2, will be distributed as principal of the following classes of group 2 senior certificates in the following priority:

(1) concurrently, to the Class 2-A-4 and Class 2-A-8 Certificates, pro rata, the
Group 2 Priority Amount, until their respective class certificate balances are reduced to zero;

(2)   concurrently:

    (a) 76.0747806656% as follows:

      first, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

      second, to the Class 2-A-7 Certificates, until its class certificate balance is reduced to zero, and

    (b) 23.9252193344% to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero;

(3)   concurrently, to the Class 2-A-4 and Class 2-A-8 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective class certificate balances are reduced to zero.

Priority of Distributions--Group 3 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 3, up to the amount of the senior principal distribution amount for loan group 3 will be distributed as principal of the following classes of group 3 senior certificates in the following priority:

(1) to the Class 3-A-4 Certificates, the Group 3 Priority Amount, until its class certificate balance is reduced to zero;

(2)   concurrently:

    (a) 76.4673470091%, sequentially, to the Class 3-A-1 and Class 3-A-11
Certificates, in that order, until their respective class certificate balances are reduced to zero, and

    (b) 23.5326529909% in the following priority:

      first, the lesser of (x) 99.99% of the senior principal distribution amount available for distribution pursuant to this clause (2)(b) or (y) $237,985 for each distribution date, to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero;

      second, (x) 84.4296624784% of the remaining amount in the following priority:

            1. to the Class 3-A-3 and Class 3-A-6 Certificates according to the
Aggregate Payment Rule, until their aggregate class certificate balance has been reduced to the Aggregate Targeted Balance for that distribution date;

            2. to the Class 3-A-7 Certificates, until its class certificate balance is reduced to zero; and

      3. to the Class 3-A-3 and Class 3-A-6 Certificates, according to the
Aggregate Payment Rule, without regard to their Aggregate Targeted Balance and until their respective class certificate balances are reduced to zero, and

            (y) 15.5703375216% of that remaining amount in the following priority:

            1. to the Class 3-A-8 Certificates, until its class certificate balance is reduced to its Targeted Balance for that distribution date;

            2. to the Class 3-A-10 Certificates, until its class certificate balance is reduced to zero; and

            3. to the Class 3-A-8 Certificates, without regard to its Targeted
Balance, and until its class certificate balance is reduced to zero;

      third, sequentially, to the Class 3-A-2 and Class 3-A-11 Certificates, in
that order, until their respective class certificate balances are reduced to zero; and

(4)   to the Class 3-A-4 Certificates, without regard to the Group 3 Priority
Amount, until its class certificate balance is reduced to zero.

      The Aggregate Payment Rule is:

      first, to the Class 3-A-3 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its Targeted Balance set forth on the Principal Balance Schedule for that distribution date;

      second, to the Class 3-A-6 Certificates, until its class certificate balance is reduced to zero; and

      third, to the Class 3-A-3 Certificates, without regard to its Targeted
Balance and until its class certificate balance is reduced to zero.

Class PO Certificates

On each distribution date, principal will be distributed to each Class PO
Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

o   available funds for the related loan group remaining after distribution of interest on the related senior certificates; and

o   a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

SUBORDINATED CERTIFICATES; APPLICABLE CREDIT SUPPORT PERCENTAGE TRIGGER

On each distribution date, with respect to all of the loan groups to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for that loan group, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups
(based on its class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata,

                                       16

based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o   the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

    o   first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

    o   second, concurrently to the senior certificates related to the applicable loan group (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective class certificate balances; and

o   the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component;
    provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the applicable Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for the applicable loan group) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "Priority of Distributions--Principal,"
unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates'
pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

                                       17

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated
principal balance of the mortgage loans as of the cut-off date.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                       18

                                                           LOAN GROUP 1

                                         MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MORTGAGE RATES (%)                   LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

5.001 - 5.500 ...................       1     $      499,452.72      0.42%     5.500%       794      $   499,452.72      53.76%
5.501 - 6.000 ...................      14          7,820,270.95      6.56      5.869        736          558,590.78      72.04
6.001 - 6.500 ...................     123         71,004,725.45     59.58      6.395        723          577,274.19      69.88
6.501 - 7.000 ...................      62         39,852,933.49     33.44      6.624        722          642,789.25      69.56
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 6.433% per annum.

                                   CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF CURRENT MORTGAGE LOAN     MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PRINCIPAL BALANCES ($)               LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

400,000.01 - 450,000.00 .........      26     $   11,336,085.31      9.51%     6.378%       709      $   436,003.28      72.15%
450,000.01 - 500,000.00 .........      47         22,446,421.25     18.83      6.403        722          477,583.43      72.54
500,000.01 - 550,000.00 .........      27         14,180,405.50     11.90      6.379        718          525,200.20      72.80
550,000.01 - 600,000.00 .........      21         12,006,339.07     10.07      6.452        723          571,730.43      69.41
600,000.01 - 650,000.00 .........      34         21,483,683.95     18.03      6.427        735          631,873.06      70.47
650,000.01 - 700,000.00 .........      14          9,435,994.14      7.92      6.403        734          673,999.58      70.93
700,000.01 - 750,000.00 .........       8          5,787,266.05      4.86      6.501        743          723,408.26      67.79
750,000.01 - 800,000.00 .........       4          3,099,436.21      2.60      6.497        703          774,859.05      67.25
800,000.01 - 850,000.00 .........       3          2,445,844.24      2.05      6.459        749          815,281.41      70.39
850,000.01 - 900,000.00 .........       2          1,760,436.39      1.48      6.500        734          880,218.20      57.71
900,000.01 - 950,000.00 .........       2          1,859,600.00      1.56      6.500        731          929,800.00      76.10
950,000.01 - 1,000,000.00 .......       7          6,976,903.76      5.85      6.536        690          996,700.54      61.39
1,000,000.01 - 1,500,000.00 .....       5          6,358,966.74      5.34      6.540        730        1,271,793.35      60.56
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $595,887.

                                       19

                                 ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF ORIGINAL LOAN-TO-VALUE    MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
RATIOS (%)                           LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

40.01 - 45.00 ...................       3     $    1,636,055.01      1.37%     6.336%       758      $   545,351.67      42.72%
45.01 - 50.00 ...................       7          5,044,297.46      4.23      6.514        708          720,613.92      48.65
50.01 - 55.00 ...................      10          7,079,231.39      5.94      6.411        694          707,923.14      52.29
55.01 - 60.00 ...................      14         10,090,957.67      8.47      6.477        727          720,782.69      57.66
60.01 - 65.00 ...................      25         15,464,978.86     12.98      6.444        741          618,599.15      63.79
65.01 - 70.00 ...................      27         15,548,742.68     13.05      6.413        720          575,879.36      68.26
70.01 - 75.00 ...................      29         16,886,560.10     14.17      6.418        706          582,295.18      73.21
75.01 - 80.00 ...................      84         46,981,634.13     39.42      6.431        729          559,305.17      79.50
80.01 - 85.00 ...................       1            444,925.31      0.37      6.375        743          444,925.31      85.00
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 69.85%.

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
ORIGINAL TERM TO STATED MATURITY   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
(MONTHS)                             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

240 .............................       1     $      604,744.38      0.51%     6.375%       648      $   604,744.38      50.50%
360 .............................     199        118,572,638.23     99.49      6.434        724          595,842.40      69.95
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                               REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF REMAINING TERMS TO        MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATED MATURITY (MONTHS)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

239 .............................       1     $      604,744.38      0.51%     6.375%       648      $   604,744.38      50.50%
353 .............................       2          1,114,590.26      0.94      6.000        724          557,295.13      63.28
354 .............................       2            897,674.72      0.75      6.313        738          448,837.36      70.77
355 .............................       2          1,581,587.47      1.33      6.071        757          790,793.74      61.63
356 .............................       9          5,680,811.49      4.77      6.576        705          631,201.28      71.15
357 .............................      33         19,946,254.85     16.74      6.409        713          604,431.97      71.11
358 .............................      71         42,053,044.46     35.29      6.420        726          592,296.40      69.91
359 .............................      53         32,039,955.98     26.88      6.443        721          604,527.47      68.71
360 .............................      27         15,258,719.00     12.80      6.507        740          565,137.74      72.00
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average remaining term to stated
maturity of the group 1 mortgage loans was approximately 358 months.

                                       20

                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATE                                LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Arizona .........................       2     $    1,217,743.49      1.02%     6.625%       720      $   608,871.75      78.30%
California ......................     105         60,162,351.24     50.48      6.429        726          572,974.77      70.80
Colorado ........................       5          3,500,669.66      2.94      6.494        728          700,133.93      73.55
Connecticut .....................       4          2,489,977.99      2.09      6.094        723          622,494.50      66.07
Florida .........................       8          5,798,654.46      4.87      6.447        737          724,831.81      65.65
Georgia .........................       6          3,301,246.17      2.77      6.348        738          550,207.70      75.60
Hawaii ..........................       2          1,798,340.93      1.51      6.389        683          899,170.47      61.14
Illinois ........................       2          1,093,971.14      0.92      6.571        748          546,985.57      73.27
Maryland ........................      11          6,769,535.30      5.68      6.530        713          615,412.30      70.97
Massachusetts ...................       3          1,611,576.84      1.35      6.586        742          537,192.28      55.06
Michigan ........................       4          2,523,499.98      2.12      6.604        709          630,875.00      62.16
Minnesota .......................       2          1,025,618.33      0.86      6.308        733          512,809.17      69.23
Nevada ..........................       3          1,407,418.26      1.18      6.507        715          469,139.42      62.42
New Jersey ......................       8          4,986,434.64      4.18      6.361        713          623,304.33      71.03
New York ........................      16          9,256,979.14      7.77      6.428        727          578,561.20      71.26
Ohio ............................       1            445,492.55      0.37      5.625        698          445,492.55      75.00
Oregon ..........................       1            509,278.59      0.43      6.250        662          509,278.59      76.12
Pennsylvania ....................       3          2,376,619.54      1.99      6.534        713          792,206.51      70.22
South Carolina ..................       5          3,303,500.00      2.77      6.535        723          660,700.00      59.99
Texas ...........................       1            648,184.31      0.54      6.375        677          648,184.31      54.17
Virginia ........................       6          3,853,030.88      3.23      6.400        712          642,171.81      71.67
Washington ......................       2          1,097,259.17      0.92      6.415        721          548,629.59      72.86
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                                    MORTGAGORS' FICO SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF FICO                      MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORES                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

620 - 639 .......................       5     $    2,729,953.35      2.29%     6.513%       628      $   545,990.67      68.47%
640 - 659 .......................      12          6,154,534.63      5.16      6.491        653          512,877.89      69.77
660 - 679 .......................      27         16,172,417.79     13.57      6.431        670          598,978.44      67.58
680 - 699 .......................      22         13,025,442.12     10.93      6.367        690          592,065.55      66.84
700 - 719 .......................      28         18,003,972.28     15.11      6.474        710          642,999.01      70.40
720 - 739 .......................      26         15,474,361.48     12.98      6.440        730          595,167.75      72.33
740 - 759 .......................      32         18,307,216.34     15.36      6.480        750          572,100.51      71.92
760 - 779 .......................      24         15,395,380.85     12.92      6.395        769          641,474.20      69.89
780 - 799 .......................      20         11,159,459.46      9.36      6.355        790          557,972.97      68.04
800 - 819 .......................       4          2,754,644.31      2.31      6.473        806          688,661.08      74.80
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group
1 mortgage loans was approximately 724.

                                       21

                                   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PROPERTY TYPE                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Single Family Residence .........     163     $   94,831,504.28     79.57%     6.434%       723      $   581,788.37      69.91%
Townhouse .......................       1            442,000.00      0.37      6.350        746          442,000.00      62.25
Low-rise Condominium ............       1            650,000.00      0.55      6.500        727          650,000.00      65.00
High-rise Condominium ...........       1            522,820.49      0.44      6.500        667          522,820.49      75.00
Two-Family Residence ............       7          5,132,928.91      4.31      6.486        743          733,275.56      64.21
Three-Family Residence ..........       2          1,681,721.49      1.41      6.300        769          840,860.75      70.60
Planned Unit Development (PUD) ..      25         15,916,407.44     13.36      6.422        719          636,656.30      71.46
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                                              PURPOSES OF THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN PURPOSE                         LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Purchase ........................      75     $   41,795,032.46     35.07%     6.454%       737      $   557,267.10      76.65%
Refinance (Cash Out) ............      84         52,233,224.72     43.83      6.465        710          621,824.10      66.73
Refinance (Rate/Term) ...........      41         25,149,125.43     21.10      6.335        729          613,393.30      65.02
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                                        OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
OCCUPANCY TYPE                       LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Investment ......................      10     $    6,665,238.55      5.59%     6.376%       738      $   666,523.86      60.43%
Owner Occupied ..................     184        108,190,721.92     90.78      6.433        724          587,993.05      71.00
Second Home .....................       6          4,321,422.14      3.63      6.526        691          720,237.02      55.64
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

(1)   Based upon representations of the related mortgagors at the time of origination.

                                      LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TYPE OF PROGRAM                      LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Full/Alternate ..................      72     $   41,566,139.64     34.88%     6.424%       723      $   577,307.50      73.19%
Stated Income ...................      79         47,646,115.56     39.98      6.435        724          603,115.39      70.77
No Ratio ........................      15          8,935,537.35      7.50      6.446        731          595,702.49      64.52
No Income/No Asset ..............      17          8,875,381.91      7.45      6.393        717          522,081.29      72.89
No Doc ..........................      17         12,154,208.15     10.20      6.484        721          714,953.42      56.50
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                                       22

                                       RANGES OF LOAN AGE FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN AGE (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

0 ...............................      27     $   15,258,719.00     12.80%     6.507%       740      $   565,137.74      72.00%
1 - 5 ...........................     169        101,906,398.63     85.51      6.428        721          602,996.44      69.59
6 - 10 ..........................       4          2,012,264.98      1.69      6.140        730          503,066.25      66.62
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

________________
(1)   As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately 2 months.

                                       PREPAYMENT CHARGE TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
PREPAYMENT CHARGE                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TERM (MONTHS)                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

None ............................     134     $   80,810,548.30     67.81%     6.442%       723      $   603,063.79      69.90%
12 ..............................       4          2,764,620.35      2.32      6.497        743          691,155.09      55.82
24 ..............................       2          1,476,339.74      1.24      6.386        726          738,169.87      60.51
36 ..............................      58         32,960,126.96     27.66      6.419        725          568,278.05      71.25
60 ..............................       2          1,165,747.26      0.98      6.184        682          582,873.63      71.91
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                                        ORIGINATION CHANNEL FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
ORIGINATION CHANNEL                  LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Conduit .........................     138     $   81,774,318.98     68.62%     6.422%       720      $   592,567.53      69.17
Correspondent ...................      20         11,739,892.40      9.85      6.439        730          586,994.62      73.84
Mortgage Professionals ..........      42         25,663,171.23     21.53      6.466        732          611,027.89      70.17
                                   ---------  -----------------  -----------
TOTAL: ..........................     200     $  119,177,382.61    100.00%
                                   =========  =================  ===========

                                       23

                                                           LOAN GROUP 2

                                         MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MORTGAGE RATES (%)                   LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

6.501 - 7.000 ...................     258     $  155,261,684.46     54.69%     6.844%       715      $   601,789.47      71.55%
7.001 - 7.500 ...................     144         88,217,720.32     31.07      7.295        695          612,623.06      73.49
7.501 - 8.000 ...................      52         29,424,754.00     10.36      7.808        687          565,860.65      75.84
8.001 - 8.500 ...................      15          8,947,580.28      3.15      8.295        672          596,505.35      78.03
8.501 - 9.000 ...................       4          2,053,824.24      0.72      8.625        629          513,456.06      74.80
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 7.143% per annum.

                                   CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF CURRENT MORTGAGE LOAN     MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PRINCIPAL BALANCES ($)               LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

400,000.01 - 450,000.00 .........      83     $   36,186,206.81     12.75%     7.183%       692      $   435,978.40      76.72%
450,000.01 - 500,000.00 .........     100         47,721,763.62     16.81      7.165        692          477,217.64      74.41
500,000.01 - 550,000.00 .........      69         36,270,100.91     12.78      7.196        693          525,653.64      74.24
550,000.01 - 600,000.00 .........      65         37,364,249.22     13.16      7.156        699          574,834.60      74.73
600,000.01 - 650,000.00 .........      55         34,795,188.74     12.26      7.047        707          632,639.80      72.21
650,000.01 - 700,000.00 .........      19         12,941,228.50      4.56      7.064        714          681,117.29      67.76
700,000.01 - 750,000.00 .........      18         13,081,167.32      4.61      7.204        724          726,731.52      74.53
750,000.01 - 800,000.00 .........      10          7,795,088.38      2.75      7.224        723          779,508.84      75.60
800,000.01 - 850,000.00 .........       7          5,823,764.32      2.05      6.876        734          831,966.33      68.51
850,000.01 - 900,000.00 .........      11          9,648,767.77      3.40      6.867        716          877,160.71      65.83
900,000.01 - 950,000.00 .........       7          6,438,405.96      2.27      7.398        716          919,772.28      71.53
950,000.01 - 1,000,000.00 .......      16         15,808,907.59      5.57      7.071        703          988,056.72      67.87
1,000,000.01 - 3,000,000.00 .....      13         20,030,724.16      7.06      7.224        737        1,540,824.94      67.00
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $600,223

                                       24

                                 ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF ORIGINAL                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

25.01 - 30.00 ...................       1     $      500,000.00      0.18%     7.000%       790      $   500,000.00      27.40%
30.01 - 35.00 ...................       2          1,900,000.00      0.67      7.138        692          950,000.00      31.17
35.01 - 40.00 ...................       1            852,000.00      0.30      6.650        653          852,000.00      36.72
40.01 - 45.00 ...................       4          2,425,500.00      0.85      6.863        708          606,375.00      43.33
45.01 - 50.00 ...................       8          4,643,831.95      1.64      6.916        719          580,478.99      48.58
50.01 - 55.00 ...................      13          8,616,029.62      3.03      7.092        715          662,771.51      52.67
55.01 - 60.00 ...................      24         17,416,935.26      6.13      6.986        703          725,705.64      57.70
60.01 - 65.00 ...................      36         25,036,223.66      8.82      7.029        720          695,450.66      63.95
65.01 - 70.00 ...................      52         33,690,998.55     11.87      7.159        702          647,903.82      69.17
70.01 - 75.00 ...................      56         38,891,119.88     13.70      7.207        703          694,484.28      74.25
75.01 - 80.00 ...................     269        146,409,359.58     51.57      7.170        702          544,272.71      79.58
80.01 - 85.00 ...................       2            984,300.00      0.35      7.814        722          492,150.00      85.00
85.01 - 90.00 ...................       4          2,094,776.39      0.74      7.383        664          523,694.10      88.88
90.01 - 95.00 ...................       1            444,488.41      0.16      7.000        786          444,488.41      94.83
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 72.83%.

                                  ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
ORIGINAL TERM TO STATED            MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MATURITY (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

240 .............................       1     $      725,000.00      0.26%     6.750%       707      $   725,000.00      72.14%
360 .............................     472        283,180,563.30     99.74      7.144        704          599,958.82      72.83
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                               REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF REMAINING TERMS TO        MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATED MATURITY (MONTHS)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

240 .............................       1     $      725,000.00      0.26%     6.750%       707      $   725,000.00      72.14%
351 .............................       1            499,709.62      0.18      6.875        748          499,709.62      80.00
353 .............................       1          1,493,149.18      0.53      8.250        666        1,493,149.18      75.00
354 .............................       1            994,629.01      0.35      6.750        697          994,629.01      57.14
355 .............................       4          2,951,953.79      1.04      7.174        654          737,988.45      61.16
356 .............................      17          9,210,822.89      3.24      7.344        675          541,813.11      77.99
357 .............................      52         28,029,544.11      9.87      7.123        698          539,029.69      76.86
358 .............................      94         55,984,459.94     19.72      7.217        708          595,579.36      75.05
359 .............................     137         82,370,780.54     29.01      7.151        704          601,246.57      72.44
360 .............................     165        101,645,514.22     35.80      7.073        708          616,033.42      70.76
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average remaining term to stated
maturity of the group 2 mortgage loans was approximately 358 months.

                                       25

                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATE                                LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Alabama .........................       2     $      954,809.62      0.34%     6.994%       717      $   477,404.81      80.00%
Arizona .........................      15          8,444,762.74      2.97      7.452        678          562,984.18      78.09
California ......................     222        134,861,240.33     47.50      7.055        715          607,483.06      72.41
Colorado ........................       3          1,403,000.00      0.49      7.401        679          467,666.67      61.50
Connecticut .....................       4          2,469,503.98      0.87      7.305        665          617,376.00      75.80
Delaware ........................       1            443,411.19      0.16      6.750        748          443,411.19      77.76
District of Columbia ............       6          3,189,485.54      1.12      7.727        650          531,580.92      78.27
Florida .........................      29         17,733,253.00      6.25      7.266        700          611,491.48      71.64
Georgia .........................       4          2,382,189.81      0.84      7.389        662          595,547.45      76.53
Hawaii ..........................       5          4,200,126.06      1.48      7.097        745          840,025.21      73.50
Idaho ...........................       1            419,342.72      0.15      7.250        625          419,342.72      70.23
Illinois ........................       6          3,107,510.08      1.09      7.443        700          517,918.35      70.25
Indiana .........................       1          1,000,000.00      0.35      6.875        699        1,000,000.00      76.92
Maryland ........................      16          8,391,747.41      2.96      7.053        695          524,484.21      74.45
Massachusetts ...................      11          6,790,351.96      2.39      7.146        693          617,304.72      69.89
Michigan ........................       9          5,889,546.32      2.07      7.352        713          654,394.04      72.33
Minnesota .......................       5          2,503,036.92      0.88      6.958        746          500,607.38      71.14
Missouri ........................       1            467,285.59      0.16      7.375        702          467,285.59      80.00
Montana .........................       1            887,538.33      0.31      7.000        674          887,538.33      64.42
Nevada ..........................       9          4,889,502.00      1.72      7.676        695          543,278.00      80.00
New Hampshire ...................       2          1,046,000.00      0.37      6.810        698          523,000.00      68.87
New Jersey ......................      25         13,652,816.95      4.81      7.299        683          546,112.68      75.30
New Mexico ......................       1            588,528.99      0.21      7.125        628          588,528.99      69.70
New York ........................      41         24,628,436.47      8.67      7.088        693          600,693.57      71.44
North Carolina ..................       1            960,000.00      0.34      6.750        755          960,000.00      80.00
Ohio ............................       3          1,692,525.69      0.60      7.250        657          564,175.23      78.53
Oklahoma ........................       1            730,000.00      0.26      7.125        662          730,000.00      76.84
Oregon ..........................       4          2,364,960.72      0.83      6.877        709          591,240.18      73.08
Pennsylvania ....................       9          5,215,958.10      1.84      7.100        746          579,550.90      72.01
Rhode Island ....................       1            439,196.72      0.15      7.875        717          439,196.72      80.00
South Carolina ..................       6          4,589,894.69      1.62      7.451        689          764,982.45      64.09
Texas ...........................       9          6,798,490.56      2.39      7.355        700          755,387.84      75.02
Virginia ........................      13          7,677,316.52      2.70      6.996        672          590,562.81      73.44
Washington ......................       6          3,093,794.29      1.09      6.999        690          515,632.38      72.27
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                                       26

                                    MORTGAGORS' FICO SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF FICO                      MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORES                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

620 - 639 .......................      42     $   21,997,950.93      7.75%     7.402%       629      $   523,760.74      74.16%
640 - 659 .......................      60         34,233,883.07     12.06      7.274        649          570,564.72      71.46
660 - 679 .......................      81         46,941,791.07     16.53      7.215        668          579,528.28      72.92
680 - 699 .......................      70         39,742,532.83     14.00      7.147        689          567,750.47      73.81
700 - 719 .......................      61         38,481,991.27     13.55      7.089        709          630,852.32      73.73
720 - 739 .......................      44         27,170,089.15      9.57      7.063        731          617,502.03      73.14
740 - 759 .......................      43         28,432,786.87     10.01      6.983        749          661,227.60      73.57
760 - 779 .......................      34         19,956,692.09      7.03      7.088        767          586,961.53      72.26
780 - 799 .......................      33         22,011,446.02      7.75      7.038        789          667,013.52      70.53
800 - 819 .......................       4          4,236,400.00      1.49      6.804        806        1,059,100.00      69.27
820 - 839 .......................       1            700,000.00      0.25      6.875        824          700,000.00      53.85
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group
2 mortgage loans was approximately 704.

                                   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PROPERTY TYPE                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Single Family Residence .........     356     $  214,041,624.66     75.39%     7.120%       706      $   601,240.52      72.40%
Townhouse .......................       4          2,129,960.00      0.75      7.205        668          532,490.00      78.26
Low-rise Condominium ............      15          8,714,899.88      3.07      7.156        703          580,993.33      74.86
High-rise Condominium ...........       2          1,050,908.90      0.37      7.634        659          525,454.45      75.59
Two-Family Residence ............      16         10,500,064.82      3.70      7.063        701          656,254.05      70.60
Three-Family Residence ..........       2          1,296,000.00      0.46      7.188        695          648,000.00      78.12
Four-Family Residence ...........       1            861,000.00      0.30      7.125        783          861,000.00      58.57
Planned Unit Development (PUD) ..      77         45,311,105.04     15.96      7.249        696          588,455.91      74.76
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                                              PURPOSES OF THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN PURPOSE                         LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Purchase ........................     184     $  111,882,395.36     39.41%     7.230%       710      $   608,056.50      76.61%
Refinance (Cash Out) ............     206        121,492,347.53     42.79      7.111        700          589,768.68      70.90
Refinance (Rate/Term) ...........      83         50,530,820.41     17.80      7.026        701          608,805.07      69.08
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                                       27

                                        OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
OCCUPANCY TYPE                       LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Investment ......................      22     $   12,761,166.25      4.49%     7.173%       718      $   580,053.01      61.69%
Owner Occupied ..................     436        261,915,734.44     92.25      7.135        703          600,724.16      73.26
Secondary Home ..................      15          9,228,662.61      3.25      7.304        730          615,244.17      75.93
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1)   Based upon representations of the related mortgagors at the time of origination.

                                      LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TYPE OF PROGRAM                      LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Full/Alternate ..................      72     $   45,561,335.46     16.05%     6.938%       713      $   632,796.33      72.98%
Fast/Forward ....................       3          1,872,030.74      0.66      6.840        744          624,010.25      79.28
Limited .........................       1            588,528.99      0.21      7.125        628          588,528.99      69.70
Stated Income ...................     250        146,956,809.21     51.76      7.124        703          587,827.24      75.19
No Ratio ........................      70         42,083,298.97     14.82      7.331        702          601,189.99      72.33
No Income/No Asset ..............      37         22,536,109.61      7.94      7.333        688          609,084.04      67.56
No Doc ..........................      40         24,307,450.32      8.56      7.156        711          607,686.26      63.60
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                                       28

                                        RANGES OF LOAN AGE FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN AGE (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

0 ...............................     166     $  102,370,514.22     36.06%     7.070%       708      $   616,689.84      70.77%
1 - 5 ...........................     304        178,547,561.27     62.89      7.178        702          587,327.50      74.05
6 - 10 ..........................       3          2,987,487.81      1.05      7.521        690          995,829.27      69.89
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

________________
(1)   As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately 1 month.

                                        PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
PREPAYMENT CHARGE                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TERM (MONTHS)                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

None ............................     334     $  198,999,697.67     70.09%     7.144%       704      $   595,807.48      72.67%
4 ...............................       1            479,267.28      0.17      7.375        649          479,267.28      80.00
12 ..............................      22         14,323,898.70      5.05      7.168        716          651,086.30      73.49
24 ..............................       6          4,311,526.13      1.52      7.008        728          718,587.69      58.45
36 ..............................     108         64,931,673.52     22.87      7.133        701          601,219.20      74.05
60 ..............................       2            859,500.00      0.30      7.553        728          429,750.00      73.13
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                                         ORIGINATION CHANNEL FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
ORIGINATION CHANNEL                  LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Conduit .........................     240     $  138,809,688.25     48.89%     7.211        701      $   578,373.70      74.39%
Correspondent ...................      75         46,900,726.43     16.52      7.088        714          625,343.02      72.25
Consumer Direct .................       7          4,928,456.16      1.74      7.044        687          704,065.17      72.43
Mortgage Professionals ..........     151         93,266,692.46     32.85      7.073        705          617,660.21      70.81
                                   ---------  -----------------  -----------
TOTAL: ..........................     473     $  283,905,563.30    100.00%
                                   =========  =================  ===========

                                       29

                                                             LOAN GROUP 3

                                          MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MORTGAGE RATES (%)                   LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

5.001-5.500 .....................       2     $      555,468.56      0.23%     5.500%       703      $   277,734.28      59.77%
5.501-6.000 .....................      86         21,289,720.12      8.92      5.918        727          247,554.89      70.04
6.001-6.500 .....................     685        156,603,094.15     65.64      6.381        713          228,617.66      72.70
6.501-7.000 .....................     262         60,134,526.57     25.20      6.625        711          229,521.09      73.71
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 3 mortgage loans was approximately 6.399% per annum.

                                    CURRENT PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF CURRENT MORTGAGE LOAN     MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PRINCIPAL BALANCES ($)               LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

50,000.01-100,000.00 ............      56     $    4,622,105.88      1.94%     6.398%       708      $    82,537.61      69.11%
100,000.01-150,000.00 ...........     194         24,869,004.29     10.42      6.425        706          128,190.74      72.43
150,000.01-200,000.00 ...........     217         38,125,830.41     15.98      6.412        713          175,695.07      72.77
200,000.01-250,000.00 ...........     174         39,147,765.46     16.41      6.409        711          224,987.16      72.24
250,000.01-300,000.00 ...........     138         38,003,820.17     15.93      6.368        710          275,390.00      72.89
300,000.01-350,000.00 ...........     113         36,727,852.25     15.39      6.400        716          325,025.24      74.60
350,000.01-400,000.00 ...........      88         33,066,102.19     13.86      6.405        721          375,751.16      70.84
400,000.01-450,000.00 ...........      45         18,668,342.88      7.82      6.395        721          414,852.06      73.11
450,000.01-500,000.00 ...........       5          2,428,739.11      1.02      6.334        728          485,747.82      78.16
500,000.01-550,000.00 ...........       2          1,054,710.22      0.44      6.374        691          527,355.11      80.00
550,000.01-600,000.00 ...........       2          1,162,433.58      0.49      6.303        702          581,216.79      70.02
700,000.01-750,000.00 ...........       1            706,102.96      0.30      6.250        751          706,102.96      65.00
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the average principal balance of the group 3 mortgage loans was approximately $230,515.

                                       30

                                  ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF ORIGINAL                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

5.01 - 10.00 ....................       1     $       52,858.93      0.02%     6.625%       785      $    52,858.93       9.46%
15.01 - 20.00 ...................       3            304,588.93      0.13      6.500        717          101,529.64      18.75
20.01 - 25.00 ...................       2            390,000.00      0.16      6.545        763          195,000.00      21.03
25.01 - 30.00 ...................       6          1,003,558.90      0.42      6.404        715          167,259.82      26.95
30.01 - 35.00 ...................      12          2,251,351.58      0.94      6.425        718          187,612.63      33.06
35.01 - 40.00 ...................      16          3,007,072.98      1.26      6.401        712          187,942.06      37.77
40.01 - 45.00 ...................      25          5,546,554.86      2.32      6.355        721          221,862.19      42.44
45.01 - 50.00 ...................      23          4,666,877.18      1.96      6.312        716          202,907.70      47.50
50.01 - 55.00 ...................      28          6,356,721.61      2.66      6.348        711          227,025.77      52.71
55.01 - 60.00 ...................      45         11,471,050.63      4.81      6.352        694          254,912.24      58.20
60.01 - 65.00 ...................      66         19,387,891.03      8.13      6.365        717          293,755.92      63.52
65.01 - 70.00 ...................      64         15,076,725.79      6.32      6.361        706          235,573.84      68.40
70.01 - 75.00 ...................      72         17,840,573.60      7.48      6.376        705          247,785.74      73.42
75.01 - 80.00 ...................     662        149,396,537.24     62.62      6.420        716          225,674.53      79.76
80.01 - 85.00 ...................       2            444,914.08      0.19      6.500        739          222,457.04      84.47
85.01 - 90.00 ...................       5            847,331.24      0.36      6.297        716          169,466.25      89.61
90.01 - 95.00 ...................       3            538,200.82      0.23      6.463        705          179,400.27      95.00
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 72.69%.

                                   ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
ORIGINAL TERM TO STATED            MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MATURITY (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

240 .............................       6     $     1,562910.80      0.66%     6.234%       717      $   260,485.13      55.70%
300 .............................       1            209,437.60      0.09      6.500        627          209,437.60      50.60
360 .............................   1,028        236,810,461.00     99.26      6.400        714          230,360.37      72.82
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                       31

                                REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF REMAINING TERMS TO        MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATED MATURITY (MONTHS)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

233 .............................       1     $      327,672.98      0.14%     6.000%       690      $   327,672.98      58.63%
237 .............................       1            139,817.94      0.06      5.875        713          139,817.94      59.14
238 .............................       4          1,095,419.88      0.46      6.350        726          273,854.97      54.38
298 .............................       1            209,437.60      0.09      6.500        627          209,437.60      50.60
341 .............................       1            146,754.31      0.06      6.375        655          146,754.31      38.87
349 .............................       1            353,399.31      0.15      5.500        697          353,399.31      64.11
350 .............................       4            614,518.30      0.26      6.222        731          153,629.58      62.13
351 .............................       6          1,618,225.70      0.68      6.103        748          269,704.28      69.60
352 .............................      14          3,484,017.71      1.46      6.270        716          248,858.41      74.00
353 .............................      34          7,010,047.79      2.94      6.238        720          206,177.88      73.96
354 .............................     109         21,303,535.41      8.93      6.296        710          195,445.28      75.82
355 .............................      90         16,752,579.20      7.02      6.430        701          186,139.77      77.64
356 .............................     108         23,950,909.64     10.04      6.447        705          221,767.68      75.58
357 .............................     171         39,620,039.20     16.61      6.360        714          231,696.14      71.13
358 .............................     218         54,664,139.53     22.91      6.421        719          250,752.93      73.90
359 .............................     176         43,183,997.16     18.10      6.439        722          245,363.62      73.00
360 .............................      96         24,108,297.74     10.10      6.480        702          251,128.10      64.37
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average remaining term to stated
maturity of the group 3 mortgage loans was approximately 356 months.

                                       32

                         GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATE                                LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Alabama .........................       7     $    1,109,579.60      0.47%     6.441%       674      $   158,511.37      75.02%
Alaska ..........................       4          1,117,452.97      0.47      6.425        685          279,363.24      80.00
Arizona .........................      22          4,311,978.08      1.81      6.420        699          195,999.00      67.31
California ......................     256         73,507,738.93     30.81      6.383        720          287,139.61      66.69
Colorado ........................      40          8,716,274.27      3.65      6.450        714          217,906.86      77.52
Connecticut .....................       8          1,793,866.30      0.75      6.499        704          224,233.29      73.48
Delaware ........................       5          1,309,493.83      0.55      6.570        679          261,898.77      77.82
District of Columbia ............       2            310,000.00      0.13      6.500        634          155,000.00      50.17
Florida .........................      67         12,741,514.18      5.34      6.426        703          190,171.85      72.49
Georgia .........................      46          9,158,155.81      3.84      6.379        722          199,090.34      78.83
Hawaii ..........................       7          2,074,344.34      0.87      6.377        715          296,334.91      73.37
Idaho ...........................      14          2,723,219.21      1.14      6.402        729          194,515.66      76.98
Illinois ........................      20          4,405,195.98      1.85      6.284        704          220,259.80      75.33
Indiana .........................       3            587,175.79      0.25      6.349        682          195,725.26      75.94
Iowa ............................       3            415,113.49      0.17      6.420        733          138,371.16      79.85
Kansas ..........................       9          1,513,221.74      0.63      6.425        687          168,135.75      79.81
Kentucky ........................       1            112,398.30      0.05      6.500        742          112,398.30      76.27
Louisiana .......................       3            597,944.10      0.25      6.472        681          199,314.70      77.28
Maine ...........................       4            814,767.62      0.34      6.464        702          203,691.91      78.86
Maryland ........................      22          5,636,528.57      2.36      6.379        707          256,205.84      78.51
Massachusetts ...................      28          7,291,793.40      3.06      6.344        719          260,421.19      68.06
Michigan ........................      83         13,650,581.06      5.72      6.373        706          164,464.83      76.81
Minnesota .......................      25          6,260,613.16      2.62      6.430        719          250,424.53      76.21
Mississippi .....................       1            152,599.99      0.06      5.875        780          152,599.99      79.48
Missouri ........................       9          1,675,538.29      0.70      6.399        728          186,170.92      79.84
Montana .........................       2            825,568.80      0.35      6.125        684          412,784.40      71.55
Nebraska ........................       2            334,285.31      0.14      6.625        724          167,142.66      60.72
Nevada ..........................      37          8,402,842.79      3.52      6.417        710          227,103.86      75.45
New Hampshire ...................       8          1,709,864.34      0.72      6.425        713          213,733.04      72.27
New Jersey ......................      32          7,925,340.36      3.32      6.463        701          247,666.89      74.44
New Mexico ......................       3            759,373.04      0.32      6.465        737          253,124.35      79.98
New York ........................      63         19,333,382.61      8.10      6.416        705          306,879.09      71.71
North Carolina ..................       6            781,509.01      0.33      6.359        739          130,251.50      77.85
North Dakota ....................       2            355,929.28      0.15      6.438        735          177,964.64      80.00
Ohio ............................      19          2,689,859.41      1.13      6.413        726          141,571.55      79.94
Oklahoma ........................       7            714,439.15      0.30      6.279        715          102,062.74      76.68
Oregon ..........................      20          4,291,456.29      1.80      6.348        728          214,572.81      75.11
Pennsylvania ....................      17          3,075,901.36      1.29      6.355        710          180,935.37      80.43
Rhode Island ....................       3            720,008.62      0.30      6.388        716          240,002.87      75.84
South Carolina ..................      10          1,804,088.76      0.76      6.488        705          180,408.88      78.59
South Dakota ....................       1            134,755.26      0.06      6.500        717          134,755.26      90.00
Tennessee .......................       4            734,096.12      0.31      6.501        696          183,524.03      80.00
Texas ...........................      33          5,241,686.86      2.20      6.423        716          158,839.00      79.89
Utah ............................       9          1,197,429.86      0.50      6.427        711          133,047.76      80.00
Vermont .........................       2            447,736.03      0.19      6.544        679          223,868.02      80.00
Virginia ........................      20          4,377,888.75      1.83      6.463        727          218,894.44      76.67
Washington ......................      38          9,253,755.08      3.88      6.379        722          243,519.87      76.96
West Virginia ...................       2            447,999.99      0.19      6.567        709          224,000.00      80.00
Wisconsin .......................       4            736,660.50      0.31      6.461        718          184,165.13      76.11
Wyoming .........................       2            299,862.81      0.13      6.439        677          149,931.41      79.47
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                       33

                                     MORTGAGORS' FICO SCORES FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF FICO                      MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORES                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

620 - 639 .......................      46     $    9,335,485.20      3.91%     6.417%       631      $   202,945.33      72.24%
640 - 659 .......................      84         18,082,519.13      7.58      6.440        649          215,268.08      71.48
660 - 679 .......................     139         32,071,827.09     13.44      6.424        670          230,732.57      71.22
680 - 699 .......................     153         33,710,048.20     14.13      6.401        688          220,327.11      72.23
700 - 719 .......................     150         34,623,381.88     14.51      6.398        709          230,822.55      73.44
720 - 739 .......................     169         38,955,464.09     16.33      6.412        729          230,505.70      74.84
740 - 759 .......................     134         32,891,988.42     13.79      6.370        748          245,462.60      72.15
760 - 779 .......................      84         20,176,491.70      8.46      6.356        769          240,196.33      74.50
780 - 799 .......................      57         14,242,944.37      5.97      6.365        788          249,876.22      72.20
800 - 819 .......................      17          4,110,928.16      1.72      6.474        806          241,819.30      65.52
820 - 839 .......................       2            381,731.16      0.16      6.114        820          190,865.58      61.87
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group
3 mortgage loans was approximately 714.

                                    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PROPERTY TYPE                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Single Family Residence .........     703     $  156,641,336.05     65.65%     6.407%       711      $   222,818.40      72.63%
Townhouse .......................      11          2,034,788.92      0.85      6.257        698          184,980.81      73.56
Low-Rise Condominium ............      81         17,640,003.46      7.39      6.417        711          217,777.82      74.67
High-Rise Condominium ...........       6          1,658,715.87      0.70      6.143        724          276,452.65      63.94
Two-Family Residence ............      54         17,551,858.56      7.36      6.422        725          325,034.42      69.77
Three-Family Residence ..........      10          3,653,711.10      1.53      6.334        732          365,371.11      59.74
Four-Family Residence ...........      14          4,462,567.12      1.87      6.291        731          318,754.79      62.55
Planned Unit Development (PUD) ..     156         34,939,828.32     14.64      6.387        719          223,973.26      76.40
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                               PURPOSES OF THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                    MORTGAGE  PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN PURPOSE                         LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Purchase ........................     418     $   97,839,079.95     41.01%     6.421%       726      $   234,064.78      78.68%
Refinance (Cash Out) ............     384         91,280,926.64     38.26      6.391        704          237,710.75      65.85
Refinance (Rate/Term) ...........     233         49,462,802.81     20.73      6.371        706          212,286.71      73.43
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                       34

                                         OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                    MORTGAGE  PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
OCCUPANCY TYPE                       LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Investment ......................      78     $   17,820,260.57      7.47%     6.384%       728      $   228,464.88      61.67%
Owner Occupied ..................     943        218,163,582.01     91.44      6.401        712          231,350.56      73.64
Secondary Home ..................      14          2,598,966.82      1.09      6.389        715          185,640.49      68.48
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1)   Based upon representations of the related mortgagors at the time of origination.

                                       LOAN DOCUMENTATION TYPE FOR THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TYPE OF PROGRAM                      LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Full/Alternate ..................     473     $   97,271,988.63     40.77%     6.395%       712      $   205,649.02      77.62%
FastForward .....................       2            632,145.07      0.26      6.305        727          316,072.54      80.00
Limited .........................       1            263,808.36      0.11      6.625        753          263,808.36      80.00
Stated Income ...................     314         83,101,196.34     34.83      6.421        719          264,653.49      74.28
No Ratio ........................      47         12,082,848.90      5.06      6.363        721          257,081.89      64.30
No Income No Asset ..............     116         26,977,528.66     11.31      6.391        702          232,564.90      64.99
No Doc ..........................      82         18,253,293.44      7.65      6.360        711          222,601.14      55.67
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                        RANGES OF LOAN AGE FOR THE GROUP 3 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN AGE (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

0 ...............................      96     $   24,108,297.74     10.10%     6.480%       702      $   251,128.10      64.37%
1-5 .............................     769        179,616,340.15     75.28      6.415        715          233,571.31      73.49
6-10 ............................     168         34,358,017.89     14.40      6.268        714          204,512.01      74.56
11-15 ...........................       1            353,399.31      0.15      5.500        697          353,399.31      64.11
16-20 ...........................       1            146,754.31      0.06      6.375        655          146,754.31      38.87
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average loan age of the group 3 mortgage loans was approximately 3 months.

                                        PREPAYMENT CHARGE TERMS OF THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
PREPAYMENT CHARGE                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TERM (MONTHS)                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

None ............................     427     $   90,941,236.82     38.12%     6.368%       708      $   212,977.14      74.80%
12 ..............................      60         15,377,228.64      6.45      6.439        718          256,287.14      68.80
24 ..............................      21          5,522,297.47      2.31      6.442        721          262,966.55      69.35
36 ..............................     511        122,905,646.96     51.51      6.415        717          240,519.86      71.91
60 ..............................      15          3,686,418.57      1.55      6.414        705          245,761.24      68.99
72 ..............................       1            149,980.94      0.06      6.125        751          149,980.94      34.40
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                       35

                                         ORIGINATION CHANNEL FOR THE GROUP 3 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
ORIGINATION CHANNEL                  LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Conduit .........................     742     $  164,043,643.95     68.76%     6.381%       712      $   221,083.08      72.66%
Correspondent ...................     110         27,550,901.25     11.55      6.446        720          250,462.74      75.34
Consumer Direct .................       5          1,273,450.00      0.53      6.368        715          254,690.00      60.15
Mortgage Professionals ..........     178         45,714,814.20     19.16      6.437        715          256,824.80      71.54
                                   ---------  -----------------  -----------
TOTAL: ..........................   1,035     $  238,582,809.40    100.00%
                                   =========  =================  ===========

                                       36

                                                       AGGREGATE MORTGAGE LOANS

                                              MORTGAGE RATES FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MORTGAGE RATES (%)                   LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

5.001 - 5.500 ...................       3     $    1,054,921.28      0.16%     5.500%       746      $   351,640.43      56.92%
5.501 - 6.000 ...................     100         29,109,991.07      4.54      5.905        729          291,099.91      70.58
6.001 - 6.500 ...................     808        227,607,819.60     35.47      6.386        716          281,692.85      71.82
6.501 - 7.000 ...................     582        255,249,144.52     39.78      6.758        715          438,572.41      71.75
7.001 - 7.500 ...................     144         88,217,720.32     13.75      7.295        695          612,623.06      73.49
7.501 - 8.000 ...................      52         29,424,754.00      4.59      7.808        687          565,860.65      75.84
8.001 - 8.500 ...................      15          8,947,580.28      1.39      8.295        672          596,505.35      78.03
8.501 - 9.000 ...................       4          2,053,824.24      0.32      8.625        629          513,456.06      74.80
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
Loans was approximately 6.735% per annum.

                                        CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF CURRENT MORTGAGE LOAN     MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PRINCIPAL BALANCES ($)               LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

50,000.01 - 100,000.00 ..........      56     $    4,622,105.88      0.72%     6.398%       708      $    82,537.61      69.11%
100,000.01 - 150,000.00 .........     194         24,869,004.29      3.88      6.425        706          128,190.74      72.43
150,000.01 - 200,000.00 .........     217         38,125,830.41      5.94      6.412        713          175,695.07      72.77
200,000.01 - 250,000.00 .........     174         39,147,765.46      6.10      6.409        711          224,987.16      72.24
250,000.01 - 300,000.00 .........     138         38,003,820.17      5.92      6.368        710          275,390.00      72.89
300,000.01 - 350,000.00 .........     113         36,727,852.25      5.72      6.400        716          325,025.24      74.60
350,000.01 - 400,000.00 .........      88         33,066,102.19      5.15      6.405        721          375,751.16      70.84
400,000.01 - 450,000.00 .........     154         66,190,635.00     10.32      6.823        703          429,809.32      74.92
450,000.01 - 500,000.00 .........     152         72,596,923.98     11.31      6.902        702          477,611.34      73.96
500,000.01 - 550,000.00 .........      98         51,505,216.63      8.03      6.954        700          525,563.44      73.96
550,000.01 - 600,000.00 .........      88         50,533,021.87      7.88      6.969        705          574,238.88      73.36
600,000.01 - 650,000.00 .........      89         56,278,872.69      8.77      6.811        718          632,346.88      71.54
650,000.01 - 700,000.00 .........      33         22,377,222.64      3.49      6.786        722          678,097.66      69.09
700,000.01 - 750,000.00 .........      27         19,574,536.33      3.05      6.962        731          724,982.83      72.19
750,000.01 - 800,000.00 .........      14         10,894,524.59      1.70      7.017        718          778,180.33      73.23
800,000.01 - 850,000.00 .........      10          8,269,608.56      1.29      6.752        738          826,960.86      69.07
850,000.01 - 900,000.00 .........      13         11,409,204.16      1.78      6.810        719          877,631.09      64.58
900,000.01 - 950,000.00 .........       9          8,298,005.96      1.29      7.197        719          922,000.66      72.55
950,000.01 - 1,000,000.00 .......      23         22,785,811.35      3.55      6.907        699          990,687.45      65.89
1,000,000.01 - 3,000,000.00 .....      18         26,389,690.90      4.11      7.059        735        1,466,093.94      65.45
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $375,683.

                                       37

                                       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF ORIGINAL                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

5.01 - 10.00 ....................       1     $       52,858.93      0.01%     6.625%       785      $    52,858.93       9.46%
15.01 - 20.00 ...................       3            304,588.93      0.05      6.500        717          101,529.64      18.75
20.01 - 25.00 ...................       2            390,000.00      0.06      6.545        763          195,000.00      21.03
25.01 - 30.00 ...................       7          1,503,558.90      0.23      6.602        740          214,794.13      27.10
30.01 - 35.00 ...................      14          4,151,351.58      0.65      6.752        706          296,525.11      32.19
35.01 - 40.00 ...................      17          3,859,072.98      0.60      6.456        699          227,004.29      37.54
40.01 - 45.00 ...................      32          9,608,109.87      1.50      6.480        724          300,253.43      42.71
45.01 - 50.00 ...................      38         14,355,006.59      2.24      6.578        714          377,763.33      48.26
50.01 - 55.00 ...................      51         22,051,982.62      3.44      6.659        707          432,391.82      52.56
55.01 - 60.00 ...................      83         38,978,943.56      6.07      6.668        706          469,625.83      57.84
60.01 - 65.00 ...................     127         59,889,093.55      9.33      6.663        724          471,567.67      63.77
65.01 - 70.00 ...................     143         64,316,467.02     10.02      6.792        707          449,765.50      68.77
70.01 - 75.00 ...................     157         73,618,253.58     11.47      6.825        704          468,906.07      73.81
75.01 - 80.00 ...................    1015        342,787,530.95     53.42      6.742        712          337,721.71      79.64
80.01 - 85.00 ...................       5          1,874,139.39      0.29      7.160        731          374,827.88      84.87
85.01 - 90.00 ...................       9          2,942,107.63      0.46      7.070        679          326,900.85      89.09
90.01 - 95.00 ...................       4            982,689.23      0.15      6.706        742          245,672.31      94.92
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.22%.

                                     ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
ORIGINAL TERM TO STATED            MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
MATURITY (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

240 .............................       8     $    2,892,655.18      0.45%     6.393%       700      $   361,581.90      58.73%
300 .............................       1            209,437.60      0.03      6.500        627          209,437.60      50.60
360 .............................    1699        638,563,662.53     99.52      6.736        711          375,846.77      72.29
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                  REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF REMAINING TERMS TO        MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATED MATURITY (MONTHS)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

233 .............................       1     $      327,672.98      0.05%     6.000%       690      $   327,672.98      58.63%
237 .............................       1            139,817.94      0.02      5.875        713          139,817.94      59.14
238 .............................       4          1,095,419.88      0.17      6.350        726          273,854.97      54.38
239 .............................       1            604,744.38      0.09      6.375        648          604,744.38      50.50
240 .............................       1            725,000.00      0.11      6.750        707          725,000.00      72.14
298 .............................       1            209,437.60      0.03      6.500        627          209,437.60      50.60
341 .............................       1            146,754.31      0.02      6.375        655          146,754.31      38.87
349 .............................       1            353,399.31      0.06      5.500        697          353,399.31      64.11
350 .............................       4            614,518.30      0.10      6.222        731          153,629.58      62.13
351 .............................       7          2,117,935.32      0.33      6.285        748          302,562.19      72.05
352 .............................      14          3,484,017.71      0.54      6.270        716          248,858.41      74.00
353 .............................      37          9,617,787.23      1.50      6.523        712          259,940.20      72.89
354 .............................     112         23,195,839.14      3.61      6.316        710          207,105.71      74.82
355 .............................      96         21,286,120.46      3.32      6.507        699          221,730.42      74.17
356 .............................     134         38,842,544.02      6.05      6.679        698          289,869.73      75.51

                                       38

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF REMAINING TERMS TO        MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATED MATURITY (MONTHS)             LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

357 .............................     256         87,595,838.16     13.65      6.615        709          342,171.24      72.96
358 .............................     383        152,701,643.93     23.80      6.713        717          398,698.81      73.22
359 .............................     366        157,594,733.68     24.56      6.812        712          430,586.70      71.84
360 .............................     288        141,012,530.96     21.98      6.910        711          489,626.84      69.81
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average remaining term to stated
maturity of the Mortgage Loans was approximately 357 months.

                                       39

                            GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
STATE                                LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Alabama .........................       9     $    2,064,389.22      0.32%     6.697%       694      $   229,376.58      77.33%
Alaska ..........................       4          1,117,452.97      0.17      6.425        685          279,363.24      80.00
Arizona .........................      39         13,974,484.31      2.18      7.061        688          358,320.11      74.78
California ......................     583        268,531,330.50     41.85      6.731        719          460,602.63      70.49
Colorado ........................      48         13,619,943.93      2.12      6.559        714          283,748.83      74.85
Connecticut .....................      16          6,753,348.27      1.05      6.644        697          422,084.27      71.60
Delaware ........................       6          1,752,905.02      0.27      6.616        696          292,150.84      77.81
District of Columbia ............       8          3,499,485.54      0.55      7.618        649          437,435.69      75.78
Florida .........................     104         36,273,421.64      5.65      6.840        707          348,782.90      70.98
Georgia .........................      56         14,841,591.79      2.31      6.534        716          265,028.42      77.74
Hawaii ..........................      14          8,072,811.33      1.26      6.754        724          576,629.38      70.71
Idaho ...........................      15          3,142,561.93      0.49      6.516        715          209,504.13      76.08
Illinois ........................      28          8,606,677.20      1.34      6.739        708          307,381.33      73.23
Indiana .........................       4          1,587,175.79      0.25      6.681        693          396,793.95      76.56
Iowa ............................       3            415,113.49      0.06      6.420        733          138,371.16      79.85
Kansas ..........................       9          1,513,221.74      0.24      6.425        687          168,135.75      79.81
Kentucky ........................       1            112,398.30      0.02      6.500        742          112,398.30      76.27
Louisiana .......................       3            597,944.10      0.09      6.472        681          199,314.70      77.28
Maine ...........................       4            814,767.62      0.13      6.464        702          203,691.91      78.86
Maryland ........................      49         20,797,811.28      3.24      6.700        704          424,445.13      74.42
Massachusetts ...................      42         15,693,722.20      2.45      6.716        710          373,660.05      67.52
Michigan ........................      96         22,063,627.36      3.44      6.661        708          229,829.45      73.94
Minnesota .......................      32          9,789,268.41      1.53      6.552        728          305,914.64      74.18
Mississippi .....................       1            152,599.99      0.02      5.875        780          152,599.99      79.48
Missouri ........................      10          2,142,823.88      0.33      6.612        722          214,282.39      79.87
Montana .........................       3          1,713,107.13      0.27      6.578        679          571,035.71      67.86
Nebraska ........................       2            334,285.31      0.05      6.625        724          167,142.66      60.72
Nevada ..........................      49         14,699,763.05      2.29      6.844        706          299,995.16      75.71
New Hampshire ...................      10          2,755,864.34      0.43      6.571        708          275,586.43      70.98
New Jersey ......................      65         26,564,591.95      4.14      6.873        694          408,686.03      74.24
New Mexico ......................       4          1,347,902.03      0.21      6.753        689          336,975.51      75.49
New York ........................     120         53,218,798.22      8.29      6.729        703          443,489.99      71.50
North Carolina ..................       7          1,741,509.01      0.27      6.575        748          248,787.00      79.04
North Dakota ....................       2            355,929.28      0.06      6.438        735          177,964.64      80.00
Ohio ............................      23          4,827,877.65      0.75      6.634        699          209,907.72      78.99
Oklahoma ........................       8          1,444,439.15      0.23      6.707        688          180,554.89      76.76
Oregon ..........................      25          7,165,695.60      1.12      6.515        717          286,627.82      74.51
Pennsylvania ....................      29         10,668,479.00      1.66      6.759        728          367,878.59      74.04
Rhode Island ....................       4          1,159,205.34      0.18      6.951        717          289,801.34      77.42
South Carolina ..................      21          9,697,483.45      1.51      6.960        704          461,784.93      65.39
South Dakota ....................       1            134,755.26      0.02      6.500        717          134,755.26      90.00
Tennessee .......................       4            734,096.12      0.11      6.501        696          183,524.03      80.00
Texas ...........................      43         12,688,361.73      1.98      6.920        706          295,078.18      75.96
Utah ............................       9          1,197,429.86      0.19      6.427        711          133,047.76      80.00
Vermont .........................       2            447,736.03      0.07      6.544        679          223,868.02      80.00
Virginia ........................      39         15,908,236.15      2.48      6.705        697          407,903.49      73.90
Washington ......................      46         13,444,808.54      2.10      6.525        715          292,278.45      75.54
West Virginia ...................       2            447,999.99      0.07      6.567        709          224,000.00      80.00
Wisconsin .......................       4            736,660.50      0.11      6.461        718          184,165.13      76.11
Wyoming .........................       2            299,862.81      0.05      6.439        677          149,931.41      79.47
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                       40

                                        MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF FICO                      MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORES                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

620 - 639 .......................      93     $   34,063,389.48      5.31%     7.061%       629      $   366,273.01      73.18%
640 - 659 .......................     156         58,470,936.83      9.11      6.934        649          374,813.70      71.29
660 - 679 .......................     247         95,186,035.95     14.83      6.815        669          385,368.57      71.44
680 - 699 .......................     245         86,478,023.15     13.48      6.738        689          352,971.52      72.14
700 - 719 .......................     239         91,109,345.43     14.20      6.705        709          381,210.65      72.96
720 - 739 .......................     239         81,599,914.72     12.72      6.634        730          341,422.24      73.80
740 - 759 .......................     209         79,631,991.63     12.41      6.614        749          381,014.31      72.60
760 - 779 .......................     142         55,528,564.64      8.65      6.630        768          391,046.23      72.42
780 - 799 .......................     110         47,413,849.85      7.39      6.675        789          431,035.00      70.45
800 - 819 .......................      25         11,101,972.47      1.73      6.600        806          444,078.90      69.25
820 - 839 .......................       3          1,081,731.16      0.17      6.607        823          360,577.05      56.68
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the
Mortgage Loans was approximately 711.

                                       TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
PROPERTY TYPE                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Single Family Residence .........    1222     $  465,514,464.99     72.55%     6.740%       711      $   380,944.73      71.97%
Townhouse .......................      16          4,606,748.92      0.72      6.705        688          287,921.81      74.65
Low-rise Condominium ............      97         27,004,903.34      4.21      6.657        709          278,401.07      74.50
High-rise Condominium ...........       9          3,232,445.26      0.50      6.685        694          359,160.58      69.51
Two-Family Residence ............      77         33,184,852.29      5.17      6.635        720          430,972.11      69.17
Three-Family Residence ..........      14          6,631,432.59      1.03      6.492        734          473,673.76      66.09
Four-Family Residence ...........      15          5,323,567.12      0.83      6.426        739          354,904.47      61.90
Planned Unit Development (PUD) ..     258         96,167,340.80     14.99      6.799        708          372,741.63      74.81
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                                  PURPOSES OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN PURPOSE                         LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Purchase ........................     677     $  251,516,507.77     39.20%     6.786%       721      $   371,516.26      77.42%
Refinance (Cash Out) ............     674        265,006,498.89     41.30      6.735        703          393,184.72      68.34
Refinance (Rate/Term) ...........     357        125,142,748.65     19.50      6.628        709          350,539.91      69.98
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                       41

                                            OCCUPANCY TYPES FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
OCCUPANCY TYPE                       LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Investment ......................     110     $   37,246,665.37      5.80%     6.653%       726      $   338,606.05      61.46%
Owner Occupied ..................    1563        588,270,038.37     91.68      6.734        710          376,372.39      72.98
Second Home .....................      35         16,149,051.57      2.52      6.948        717          461,401.47      69.30
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1)   Based upon representations of the related mortgagors at the time of origination.

                                          LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TYPE OF PROGRAM                      LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Full/Alternate ..................     617     $  184,399,463.73     28.74%     6.536%       715      $   298,864.61      75.48%
FastForward .....................       5          2,504,175.81      0.39      6.705        740          500,835.16      79.46
Limited .........................       2            852,337.35      0.13      6.970        667          426,168.68      72.89
Stated Income ...................     643        277,704,121.11     43.28      6.796        712          431,888.21      74.16
No Ratio ........................     132         63,101,685.22      9.83      7.021        710          478,043.07      69.68
No Income/No Asset ..............     170         58,389,020.18      9.10      6.755        699          343,464.82      67.18
No Doc ..........................     139         54,714,951.91      8.53      6.741        713          393,632.75      59.38
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                          RANGES OF LOAN AGE FOR THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
RANGE OF                           MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
LOAN AGE (MONTHS)                    LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

0 ...............................     289     $  141,737,530.96     22.09%     6.909%       711      $   490,441.28      69.82%
1 - 5 ...........................    1242        460,070,300.05     71.70      6.714        711          370,426.97      72.84
6 - 10 ..........................     175         39,357,770.68      6.13      6.357        713          224,901.55      73.80
11 - 15 .........................       1            353,399.31      0.06      5.500        697          353,399.31      64.11
16 - 20 .........................       1            146,754.31      0.02      6.375        655          146,754.31      38.87
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

________________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 2 months.

                                       42

                                          PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
PREPAYMENT CHARGE                  MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
TERM (MONTHS)                        LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

None ............................     895     $  370,751,482.79     57.78%     6.801%       709      $   414,247.47      72.59%
4 ...............................       1            479,267.28      0.07      7.375        649          479,267.28      80.00
12 ..............................      86         32,465,747.69      5.06      6.766        719          377,508.69      69.76
24 ..............................      29         11,310,163.34      1.76      6.650        724          390,005.63      64.04
36 ..............................     677        220,797,447.44     34.41      6.627        713          326,140.99      72.44
60 ..............................      19          5,711,665.83      0.89      6.538        703          300,613.99      70.21
72 ..............................       1            149,980.94      0.02      6.125        751          149,980.94      34.40
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                            ORIGINATION CHANNEL FOR THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE   WEIGHTED   WEIGHTED       AVERAGE        WEIGHTED
                                   NUMBER OF      AGGREGATE       PRINCIPAL   AVERAGE     AVERAGE       CURRENT         AVERAGE
                                   MORTGAGE   PRINCIPAL BALANCE    BALANCE    MORTGAGE  FICO CREDIT    PRINCIPAL     LOAN-TO-VALUE
ORIGINATION CHANNEL                  LOANS       OUTSTANDING     OUTSTANDING    RATE       SCORE        BALANCE          RATIO
---------------------------------  ---------  -----------------  -----------  --------  -----------  --------------  -------------

Conduit .........................   1,120     $  384,627,651.18     59.94%     6.690%       710      $   343,417.55      72.54%
Correspondent ...................     205         86,191,520.08     13.43      6.795        718          420,446.44      73.45
Consumer Direct .................      12          6,201,906.16      0.97      6.906        693          516,825.51      69.91
Mortgage Professionals ..........     371        164,644,677.89     25.66      6.802        712          443,786.19      70.91
                                   ---------  -----------------  -----------
TOTAL: ..........................    1708     $  641,665,755.31    100.00%
                                   =========  =================  ===========

                                       43

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank,
F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-H will consist of the
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1,
Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
Class 2-A-8, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5,
Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-9, Class 3-A-10, Class 3-A-11,
Class PO, Class A-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class P
Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "OFFERED CERTIFICATES") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional
Amounts may vary in the aggregate by plus or minus 5%.

      When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                    CLASSES OF CERTIFICATES
---------------------------  ----------------------------------------------------------------------------

    Senior Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6,
                                Class 2-A-7, Class 2-A-8, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class
                                3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-9,
                              Class 3-A-10, Class 3-A-11, Class PO, Class A-X and Class A-R Certificates

Group 1 Senior Certificates    Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class
                                      A-R Certificates and Class A-X-1 and Class PO-1 Components

Group 2 Senior Certificates     Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                               2-A-6, Class 2-A-7 and Class 2-A-8 Certificates and Class A-X-2 and Class
                                                            PO-2 Components

Group 3 Senior Certificates     Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class
                              3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-9, Class 3-A-10 and Class 3-A-11
                                        Certificates and Class A-X-3 and Class PO-3 Components

 Subordinated Certificates   Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7,
                                           Class B-8, Class B-9 and Class B-10 Certificates

    LIBOR Certificates          Class 1-A-2, Class 1-A-3, Class 2-A-5, Class 2-A-6, Class 3-A-3, Class
                                            3-A-5, Class 3-A-8 and Class 3-A-9 Certificates

      Notional Amount          Class 1-A-3, Class 2-A-6, Class 2-A-3, Class 2-A-7, Class 3-A-9 and Class
       Certificates                                        A-X Certificates

   Private Certificates          Class B-7, Class B-8, Class B-9, Class B-10 and Class P Certificates

The certificates are generally referred to as the following types:

         CLASS                             TYPE
-------------------------    -----------------------------------
Class 1-A-1 Certificates:      Senior/Fixed Pass-Through Rate
Class 1-A-2 Certificates:    Senior/ Floating Pass-Through Rate

                                       44

          CLASS                                         TYPE
--------------------------    ---------------------------------------------------------

Class 1-A-3 Certificates:            Senior/Inverse Floating Pass-Through Rate/
                                           Notional Amount/Interest Only

Class 1-A-4 Certificates:                Senior/NAS/Fixed Pass-Through Rate

Class 1-A-5 Certificates:                  Senior/Fixed Pass-Through Rate

Class 2-A-1 Certificates:                 Senior/ Fixed Pass-Through Rate

Class 2-A-2 Certificates:                  Senior/Fixed Pass-Through Rate

Class 2-A-3 Certificates:                  Senior/Fixed Pass-Through Rate

Class 2-A-4 Certificates:            Senior/NAS/Support/Fixed Pass-Through Rate

Class 2-A-5 Certificates:                Senior/Floating Pass-Through Rate

Class 2-A-6 Certificates:            Senior/Inverse Floating Pass-Through Rate/
                                           Notional Amount/Interest Only

Class 2-A-7 Certificates:                  Senior/Fixed Pass-Through Rate

Class 2-A-8 Certificates:            Senior/NAS/Support/Fixed Pass-Through Rate

Class 3-A-1 Certificates:                 Senior/ Fixed Pass-Through Rate

Class 3-A-2 Certificates:                 Senior/ Fixed Pass-Through Rate

Class 3-A-3 Certificates:      Senior/TAC/Accretion Directed/Fixed Pass-Through Rate

Class 3-A-4 Certificates:                Senior/NAS/Fixed Pass-Through Rate

Class 3-A-5 Certificates:                 Senior/ Fixed Pass-Through Rate

Class 3-A-6 Certificates:      Senior/TAC/Companion/Accrual/Accretion Directed/Fixed
                                                 Pass-Through Rate

Class 3-A-7 Certificates:         Senior/Companion/Accrual/Fixed Pass-Through Rate

Class 3-A-8 Certificates:     Senior/TAC/Accretion Directed/Floating Pass-Through Rate

Class 3-A-9 Certificates:            Senior/Inverse Floating Pass-Through Rate/
                                           Notional Amount/Interest Only

Class 3-A-10 Certificates:        Senior/Companion/Accrual/Fixed Pass-Through Rate

Class 3-A-11 Certificates:                 Senior/Fixed Pass-Through Rate

Class A-X Certificates:                   Senior/Fixed Pass-Through Rate/
                                      Notional Amount/Interest Only/Component

Class PO Certificates:                    Senior/Principal Only/Component

Class A-R Certificates:                        Senior/REMIC Residual

Class B-1 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-2 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-3 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-4 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-5 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-6 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-7 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-8 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-9 Certificates:               Subordinated/Variable Pass-Through Rate

Class B-10 Certificates:              Subordinated/Variable Pass-Through Rate

Class P Certificates:                            Prepayment Charges

                                       45

      The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate
Balances of the private certificates are set forth in this free writing prospectus under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The
Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

      The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial
Class Certificate Balance of that class reduced by the sum of

o     all amounts previously distributed to holders of certificates of that class as distributions of principal;

o     the amount of Realized Losses (including Excess Losses) allocated to that class;

o     in the case of any class of subordinated certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;" and

o     in the case of the Class 3-A-6, Class 3-A-7 and Class 3-A-10 Certificates,
      increased by all interest accrued and added to their respective Class
      Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

      The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

      The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $603,163,942 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately
94.00%. Each class of subordinated certificates will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of:

               ---------------------------------
               CLASS                 PERCENTAGE
               ---------------------------------
               B-1                   2.15%
               ---------------------------------
               B-2                   0.50%
               ---------------------------------
               B-3                   0.85%
               ---------------------------------
               B-4                   0.30%
               ---------------------------------
               B-5                   0.60%
               ---------------------------------
               B-6                   0.20%
               ---------------------------------
               B-7                   0.30%
               ---------------------------------
               B-8                   0.20%
               ---------------------------------

                                       46

               ---------------------------------
               B-9                   0.55%
               ---------------------------------
               B-10                  0.35%
               ---------------------------------

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

      The Class 1-A-3, Class 2-A-6, Class 3-A-5, Class 3-A-9 and Class A-X
Certificates (collectively, the "NOTIONAL AMOUNT CERTIFICATES") will not have
Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

      The "NOTIONAL AMOUNT" of the Class 1-A-3, Class 2-A-6, Class 3-A-5 and
Class 3-A-9 Certificates for any Distribution Date will equal the Class
Certificate Balance of the Class 1-A-2, Class 2-A-5, Class 3-A-3 and Class 3-A-8
Certificates, respectively, immediately prior to that Distribution Date.

      The "NOTIONAL AMOUNT" of the Class A-X Certificates for any Distribution
Date will equal the sum of the Class A-X-1, Class A-X-2 and Class A-X-3
Component Notional Amounts immediately prior to that Distribution Date.

      The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

COMPONENT CLASSES

      Solely for purposes of calculating distributions and allocating losses, each of the Class PO and Class A-X Certificates will be made up of three components having the designations and initial Component Balances or initial
Component Notional Amounts set forth below as of the closing date:

                                                   INITIAL COMPONENT BALANCE
                 DESIGNATION                             (APPROXIMATE)
                 -----------                       --------------------------
Class PO-1....................................     $2,129,994
Class PO-2....................................     $67,053
Class PO-3....................................     $1,540,896

                                                   INITIAL COMPONENT NOTIONAL
                 DESIGNATION                          AMOUNT (APPROXIMATE)
                 -----------                       --------------------------
Class A-X-1...................................     $304,908
Class A-X-2...................................     $14,602,722
Class A-X-3...................................     $4,866,694

      The "COMPONENT BALANCE" with respect to any Class PO Component as of any
Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the
related loan group.

      The Class Certificate Balance of the Class PO Certificates on any
Distribution Date will be equal to the aggregate Component Balance of the Class
PO Components on that Distribution Date. The Class PO Components

                                       47

comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "CLASS PO
COMPONENT" will mean the Class PO-1, Class PO-2 or Class PO-3 Component, as applicable. The Class PO-1 Component will relate to loan group 1, the Class PO-2
Component will relate to loan group 2 and the Class PO-3 Component will relate to loan group 3.

      The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-1 Component for any
Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the
Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due
Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.25% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the
Non-Discount Mortgage Loans in loan group 1 as of the first day of the related
Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

      The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-2 Component for any
Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the
Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due
Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.50% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the
Non-Discount Mortgage Loans in loan group 2 as of the first day of the related
Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

      The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-3 Component for any
Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the
Non-Discount Mortgage Loans in loan group 3, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due
Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.00% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the
Non-Discount Mortgage Loans in loan group 3 as of the first day of the related
Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

      The Notional Amount of the Class A-X Certificates on any Distribution Date
will equal the aggregate Component Notional Amount of the Class A-X Components
on that Distribution Date. The Class A-X Components comprising the Class A-X
Certificates will not be separately transferable from the Class A-X
Certificates. As used in this free writing prospectus, "CLASS A-X COMPONENT"
will mean the Class A-X-1, Class A-X-2 or Class A-X-3 Component, as applicable.
The Class A-X-1 Component will relate to loan group 1, the Class A-X-2 Component will relate to loan group 2 and the Class A-X-3 Component will relate to loan group 3.

BOOK-ENTRY CERTIFICATES

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the
offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan
Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN
DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry
Certificates for the Class 1-A-3, Class 1-A-4, Class 2-A-4, Class 2-A-6, Class
2-A-8, Class 3-A-4,

                                       48

Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-9, Class 3-A-10, Class A-X and
Class PO Certificates and each class of subordinated certificates in minimum denominations representing Class Certificate Balances or Notional Amounts of
$25,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Book-Entry Certificates for the Class 1-A-1,
Class 1-A-2, Class 1-A-5, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-5,
Class 2-A-7, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-8 and Class 3-A-11
Certificates in minimum denominations representing Class Certificate Balances of
$1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE").
Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates.

                                       49

      Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC
Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream,

                                       50

Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System
(the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the
Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate
Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules,

                                       51

regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry
Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the voting rights (as defined in the pooling and servicing agreement)
evidenced by the offered certificates advise the trustee and DTC through the
Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

      The Class 1-A-2, Class 1-A-3, Class 2-A-5, Class 2-A-6, Class 3-A-3, Class
3-A-5, Class 3-A-8 and Class 3-A-9 Certificates (we sometimes refer to these classes of certificates as the "LIBOR CERTIFICATES") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

      LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date for the
LIBOR Certificates, the trustee, as calculation agent (in such capacity, the
"CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE"
for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest
Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest
Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result
(expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates
or

                                       52

prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of
United States dollars are transacted in the London interbank market.

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR, LIBOR for the initial LIBOR
Determination Date will be 5.08% per annum, with respect to the Class 1-A-2 and
Class 1-A-3 Certificates, 5.14% per annum with respect to the Class 2-A-5 and
Class 2-A-6 Certificates, 5.15% per annum with respect to the Class 3-A-3 and
Class 3-A-5 Certificates, and 5.29% with respect to the Class 3-A-8 and Class
3-A-9 Certificates.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate
Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the
"DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such Available Funds in the Distribution
Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      Certificate Account and Distribution Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate
Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      Distribution Account and Supplemental Interest Reserve Fund. Funds on
deposit in the Distribution Account and the Supplemental Interest Reserve Fund
will not be invested.

                                       53

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                 AMOUNT                GENERAL PURPOSE                SOURCE (2)                     FREQUENCY
------------------------    ---------------------------      ---------------     --------------------------------    ---------------

FEES

Servicing Fee / Servicer    From 0.2500% to 0.3200% per      Compensation        Interest collected with respect            Monthly
                            annum of the Stated                                  to each Mortgage Loan and any
                            Principal Balance of each                            Liquidation Proceeds or
                            Mortgage Loan (3)                                    Subsequent Recoveries that are
                                                                                 allocable to accrued and unpaid
                                                                                 interest (4)

Additional Servicing        o     All late payment           Compensation        Payments made by obligors with        Time to time
Compensation / Servicer           fees, assumption fees                          respect to the Mortgage Loans
                                  and other similar
                                  charges (excluding
                                  prepayment charges)

                            o     All investment             Compensation        Investment income related to the           Monthly
                                  income earned on                               Certificate Account
                                  amounts on deposit in
                                  the Certificate
                                  Account

                            o     Excess Proceeds (5)        Compensation        Liquidation Proceeds and              Time to time
                                                                                 Subsequent Recoveries

Trustee Fee / trustee       0.0055% per annum of the         Compensation        Interest Distribution Amount               Monthly
                            Stated Principal Balance of
                            each Mortgage Loan

EXPENSES

Insurance expenses /        Expenses incurred by the         Reimbursement of    To the extent the expenses are        Time to time
Servicer                    Servicer                         Expenses            covered by an insurance policy
                                                                                 with respect to the Mortgage Loan

Advances / Servicer         To the extent of funds           Reimbursement of    With respect to each Mortgage         Time to time
                            available, the amount of         Expenses            Loan, late recoveries of the
                            any advances                                         payments of the costs and
                                                                                 expenses, Liquidation Proceeds,
                                                                                 Subsequent Recoveries, purchase
                                                                                 proceeds or repurchase proceeds
                                                                                 for that Mortgage Loan (6)

                                       54

  TYPE / RECIPIENT (1)                 AMOUNT                GENERAL PURPOSE                SOURCE (2)                     FREQUENCY
------------------------    ---------------------------      ---------------     --------------------------------    ---------------

Indemnification expenses    Amounts for which the            Indemnification     Amounts on deposit on the                  Monthly
/ the seller, the           seller, the Servicer and                             Certificate Account on any
servicer and the            the depositor are entitled                           Distribution Account Deposit
depositor                   to indemnification (7)                               Date, following the transfer to
                                                                                 the Distribution Account

(1)   If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements--Amendment" in the prospectus.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal either 0.2500% or
      0.3200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)   The servicing fee is payable from interest collections on the Mortgage
      Loans, but may be paid from any other amounts on deposit in the
      Certificate Account, if interest collections are insufficient to pay the
      Servicing Fee.

(5)   "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
      Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)   Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)   Each of the seller, the servicer, the trustee and the depositor are entitled to indemnification of certain expenses.

                                       55

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the
Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to those loan groups, and distributions on the subordinated certificates will be based on any remaining Available Funds for all loan groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

      1.  to interest on each interest- bearing class or component of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

      2.  to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the
          Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the
          Distribution Date;

      3.  to any Class PO Deferred Amounts with respect to the applicable Class
          PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      4.  to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under
          "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates --
          Interest" and "Principal."

      "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of:

o   all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

                                       56

o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted
    Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent
    Recoveries on the Mortgage Loans in that loan group;

o   all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

o   amounts received with respect to the Distribution Date as the Substitution
    Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

      reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the
      Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

      Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                   INITIAL PASS-        MAXIMUM/MINIMUM     FORMULA FOR CALCULATION OF CLASS
CLASS              THROUGH RATE        PASS-THROUGH RATE           PASS-THROUGH RATE
-----------------------------------------------------------------------------------------------

Class 1-A-2           5.38%               7.50%/0.30%                LIBOR + 0.30%

Class 1-A-3           2.12%               7.20%/0.00%                7.20% - LIBOR

Class 2-A-5           5.74%               6.50%/0.60%                LIBOR + 0.60%

Class 2-A-6           0.76%               5.90%/0.00%                5.90% - LIBOR

Class 3-A-3           5.65%               6.00%/0.50%                LIBOR + 0.50%

Class 3-A-5           0.35%               5.50%/0.00%                5.50% - LIBOR

Class 3-A-8           6.00%               6.00%/0.75%                LIBOR + 0.75%

Class 3-A-9           0.00%               5.25%/0.00%                5.25% - LIBOR

      The pass-through rate for the Class A-X-1, Class A-X-2 and Class A-X-3
Component for the interest accrual period for any Distribution Date will be equal to 6.50% per annum.

      The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

                                       57

      o   6.25% multiplied by the excess of the aggregate Stated Principal
          Balance of the group 1 mortgage loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment
          Period related to that prior date) over the aggregate Class
          Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date;

      o   6.50% multiplied by the excess of the aggregate Stated Principal
          Balance of the group 2 mortgage loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment
          Period related to that prior date) over the aggregate Class
          Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date; and

      o   6.00% multiplied by the excess of the aggregate Stated Principal
          Balance of the group 3 mortgage loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment
          Period related to that prior date) over the aggregate Class
          Certificate Balance of the group 3 senior certificates immediately prior to that Distribution Date;

      divided by the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period is expected to be approximately 6.268% per annum.

      On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This
"INTEREST DISTRIBUTION AMOUNT" for any interest-bearing class or component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate
Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution
Dates and not subsequently distributed (which are called "UNPAID INTEREST
AMOUNTS"). The Class PO Certificates are principal only certificates and will not bear interest.

      On each Distribution Date on or prior to the applicable Termination Date for a Corridor Contract or Cap Contract on which LIBOR exceeds the applicable strike rate, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 2-A-5, Class 3-A-3 and Class 3-A-8 Certificates
will also be entitled to receive distributions of the related Yield Supplement
Amount from payments made under the related Corridor Contract or Cap Contract.

      With respect to each Distribution Date for the LIBOR Certificates, the
"INTEREST ACCRUAL PERIOD" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a
360-day year divided into twelve 30-day months.

      The interest entitlement described above for each interest-bearing class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates thereof and (b) each loan group, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

        o   any net prepayment interest shortfalls for that loan group for that
            Distribution Date and

        o   the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act
            Reduction or a Special Hazard Loss, Fraud Loss, Debt Service
            Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

                                       58

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes in the related senior certificate group on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls. The "ASSUMED BALANCE" for a
Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the
Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that
Distribution Date (after giving effect to prepayments received in the Prepayment
Period related to such Due Date). Notwithstanding the foregoing, on any
Distribution Date after the second Senior Termination Date, Net Interest
Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that
Distribution Date.

      A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local law.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the
Compensating Interest for each other loan group over the prepayment interest shortfall for that loan group and Distribution Date. A "PREPAYMENT INTEREST
SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment
Period occurring in the month prior to the month of the applicable Distribution
Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage
Loan.

      The Class 3-A-6, Class 3-A-7 and Class 3-A-10 Certificates are accrual certificates (collectively, the "ACCRUAL CERTIFICATES"). Interest will accrue on the Accrual Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on those certificates until the related "ACCRUAL TERMINATION DATE," which is the earlier of:

      (a)   the Distribution Date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

      (b)   (x) in the case of the Class 3-A-6 Certificates, the Distribution
Date on which the Class Certificate Balance of the Class 3-A-3 Certificates is
reduced to zero,

            (y) in the case of the Class 3-A-7 Certificates, the Distribution
Date on which the aggregate Class Certificate Balance of the Class 3-A-3 and
Class 3-A-6 Certificates is reduced to zero, and

            (z) in the case of the Class 3-A-10 Certificates, the Distribution
Date on which the Class Certificate Balance of the Class 3-A-8 Certificates is
reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 3-A-6, Class 3-A-7 or Class 3-A-10 Certificates, as applicable, on the related Distribution Date.

      If on any Distribution Date, Available Funds for a loan group in the
Certificate Account applied in the order described above under "-- Priority of
Distributions Among Certificates" are insufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized

                                       59

on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

YIELD SUPPLEMENT AMOUNT

      The "YIELD SUPPLEMENT AMOUNT" for the Class 2-A-5 Certificates and any
Distribution Date will equal the product of:

            (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 8.9000% (the ceiling rate)
      over (B) 5.9000% (the strike rate),

            (ii) the Class Certificate Balance of the Class 2-A-5 Certificates
      immediately prior to that Distribution Date, and

            (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

      The "YIELD SUPPLEMENT AMOUNT" for the Class 3-A-3 Certificates and any
Distribution Date will equal the product of:

            (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.0000% (the ceiling rate)
      over (B) 5.50% (the strike rate),

            (ii) the Class Certificate Balance of the Class 3-A-3 Certificates
      immediately prior to that Distribution Date, and

            (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

      The "YIELD SUPPLEMENT AMOUNT" for the Class 3-A-8 Certificates and any
Distribution Date will equal the product of:

            (i) the excess (if any) of (A) LIBOR (as determined by the Cap
      Counterparty) over (B) 5.25% (the strike rate),

            (ii) the Class Certificate Balance of the Class 3-A-8 Certificates
      immediately prior to that Distribution Date, and

            (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

      The Corridor Contracts and Cap Contract; Supplemental Interest Trust. The
Class 2-A-5 and Class 3-A-3 Certificates will each have the benefit of an interest rate corridor contract with the Cap Counterparty (the "CLASS 2-A-5
CORRIDOR CONTRACT," and "CLASS 3-A-3 CORRIDOR CONTRACT, " respectively, and collectively, the "CORRIDOR CONTRACTS"). The Class 3-A-8 Certificates will have the benefit of a cap contract with the Cap Counterparty (the "CAP CONTRACT").
The Corridor Contracts and the Cap Contract will not be assets of the issuing entity but will instead be assets of a separate trust fund (the "SUPPLEMENTAL
INTEREST TRUST") created under the pooling and servicing agreement for the Class
2-A-5, Class 3-A-3 and Class 3-A-8 Certificates. The Corridor Contracts and Cap
Contract will each be between the supplemental interest trustee and the Cap
Counterparty, in each case as evidenced by a confirmation.

      Pursuant to the Corridor Contract and Cap Contract, the terms of an ISDA
Master Agreement were incorporated into the confirmation of each such contract as if that ISDA Master Agreement had been executed by the related parties to that contract on the date that contract was executed. Each Corridor Contract and
Cap Contract is also subject to certain ISDA definitions, as published by the
International Swaps and Derivatives Association, Inc.

                                       60

      Beginning with the Distribution Date in July 2006, on or prior to the related Termination Date for a Corridor Contract or Cap Contract, on the first business day preceding each Distribution Date, the Cap Counterparty will make the following payments to the Supplemental Interest Reserve Fund:

          o   with respect to the Class 2-A-5 Certificates, the product of:

              (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 8.9000% (the ceiling rate)
      over (B) 5.9000% (the strike rate),

              (ii) the Derivative Notional Balance for that Distribution Date,
      and

              (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360;

          o   with respect to the Class 3-A-3 Certificates, the product of:

              (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.0000% (the ceiling rate)
      over (B) 5.50% (the strike rate),

              (ii) the Derivative Notional Balance for that Distribution Date,
      and

              (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360; and

          o   with respect to the Class 3-A-8 Certificates, the product of:

              (i) the excess (if any) of (A) LIBOR (as determined by the Cap
      Counterparty) over (B) 5.25% (the strike rate),

              (ii) the Derivative Notional Balance for that Distribution Date,
      and

              (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

      The "TERMINATION DATE" for (x) the Class 2-A-5 Corridor Contract is the
Distribution Date in July 2011, (y) the Class 3-A-3 Corridor Contract is the
Distribution Date in March 2017 and (z) the Class 3-A-8 Cap Contract is the
Distribution Date in August 2015. Each Corridor Contract and Cap Contract is
scheduled to remain in effect up to and including the related Termination Date.

      The "DERIVATIVE NOTIONAL BALANCE" on each Distribution Date on or prior to the related Termination Date will be described in the schedule of the related
Corridor Contract or Cap Contract. After a Termination Date, the related
Derivative Notional Balance will be equal to zero, and the related Corridor
Contract or Cap Contract will be terminated.

      The Derivative Notional Balances for the Class 2-A-5, Class 3-A-3 and
Class 3-A-8 Certificates decline based on the applicable Mortgage Loans having a prepayment rate equal to 120%, 70% and 75%, respectively, of the Prepayment
Assumption.

      For the Class 2-A-5 Certificates and any Distribution Date, to the extent that the sum of (x) the amount paid under the Class 2-A-5 Corridor Contract and
(y) any Excess Funds in the Supplemental Interest Reserve Fund is less than the related Yield Supplement Amount for a Distribution Date (such shortfall, a
"YIELD MAINTENANCE SHORTFALL"), the Class 2-A-5 Certificates will not receive the entire related Yield Supplement Amount on that Distribution Date. However, on future Distribution Dates, if the sum of the amount paid under the Class
2-A-5

                                       61

Corridor Contract and any Excess Funds in the Supplemental Interest Reserve Fund
exceeds the related Yield Supplement Amount for that Distribution Date, that excess will be used to pay any Yield Maintenance Shortfalls outstanding from prior Distribution Dates. The Class 2-A-5 Certificates will not be entitled to any interest on any Yield Maintenance Shortfalls. For the Class 2-A-5
Certificates, "EXCESS FUNDS" for any Distribution Date will equal the amount by which the sum of the amounts paid under the Class 2-A-5 Corridor Contract on prior Distribution Dates exceeds the sum of amounts actually paid from the
Supplemental Interest Reserve Fund for the Class 2-A-5 Certificates with respect to the related Yield Supplement Amounts, including related Yield Maintenance
Shortfalls for such prior Distribution Dates.

      For the Class 3-A-3 and Class 3-A-8 Certificates and any Distribution
Date, to the extent that the amount paid under related Corridor Contract or Cap
Contract is less than the related Yield Supplement Amount for that Distribution
Date, the related class of certificates will not receive the related Yield
Supplement Amount on that or any future Distribution Date.

      Each Corridor Contract and Cap Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under a Corridor Contract or Cap Contract and such Corridor Contract or Cap
Contract becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under each Corridor Contract or
Cap Contract if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item
1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R.
ss.ss.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related Corridor Contract or Cap
Contract, and the Cap Counterparty fails to either (i) transfer the related
Corridor Contract or Cap Contract, at its sole cost and expense, in whole, but not in part, to a counterparty or (ii) procure a guarantor with respect to the related Corridor Contract that, in either case, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related Corridor Contract or Cap Contract, and
(iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      If a Corridor Contract or Cap Contract is terminated prior to its scheduled Termination Date, the Cap Counterparty will likely owe a termination payment to the trustee, payable in a lump sum to be held by the supplemental interest trustee until the Termination Date of the related Corridor Contract or
Cap Contract. However, if such termination occurs, no assurance can be given that any such termination payment owing to the supplemental interest trustee will be significant.

      The Class 2-A-5, Class 3-A-3 and Class 3-A-8 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 2-A-5, Class 3-A-3
and Class 3-A-8 Certificates are not parties to or beneficiaries under any
Corridor Contract or Cap Contract and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any
Corridor Contract or Cap Contract.

      The Corridor Contract and Cap Contract will be filed with the SEC as an
Exhibit to a Current Report on Form 8-K after the closing date.

THE SUPPLEMENTAL INTEREST RESERVE FUND

      Amounts received from the Cap Counterparty under the Corridor Contracts and Cap Contract will be deposited in the supplemental interest trust by the supplemental interest trustee on each Distribution Date. Any amounts on deposit in the supplemental interest trust will not be the property of the issuing entity, but will, instead, be assets of the supplemental interest trust. On each
Distribution Date, the trustee will withdraw the amount of the related Yield
Supplement Amount and, with respect to the Class 2-A-5 Certificates, the amount of any Excess Funds, from funds available on deposit in the supplemental interest trust, in an amount up to the applicable Yield

                                       62

Supplement Amount for that Distribution Date. The pooling and servicing agreement will require the supplemental interest trustee to establish an account
(the "SUPPLEMENTAL INTEREST RESERVE FUND"), which will be held in trust in the supplemental interest trust by the supplemental interest trustee, as trustee of the supplemental interest trust, on behalf of the holders of the Class 2-A-5,
Class 3-A-3 and Class 3-A-8 Certificates. The Supplemental Interest Reserve Fund
will not be an asset of any REMIC or the issuing entity.

      On each Distribution Date, the supplemental interest trustee will deposit into the Supplemental Interest Reserve Fund any amount received in respect of the Class 2-A-5 Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Class 2-A-5
Corridor Contract will be distributed to the Class 2-A-5 Certificates to the extent necessary to pay the current Yield Supplement Amount for the Class 2-A-5
Certificates and any Yield Supplement Amount for the Class 2-A-5 Certificates
remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Supplemental Interest Reserve Fund. On the Distribution Date
immediately following the earlier of (i) the Termination Date for the Class
2-A-5 Cap Contract and (ii) the date on which the Class Certificate Balance of the Class 2-A-5 Certificates has been reduced to zero, all amounts from the
Class 2-A-5 Corridor Contract remaining in the Supplemental Interest Reserve
Fund will be distributed to Credit Suisse Securities (USA) LLC. On each
Distribution Date, such amounts received in respect of the Class 3-A-3 Corridor
Contract and the Cap Contract will be distributed to the related class of certificates to the extent necessary to pay the current Yield Supplement Amount for the related class of certificates. Any remaining amounts in the Supplemental
Interest Reserve Fund from payments on the Class 3-A-3 Corridor Contract and the
Cap Contract will be distributed to Credit Suisse Securities (USA) LLC on each
Distribution Date.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group will be allocated between (a) the related
Class PO Component and (b) the related senior certificates (other than the
Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The "NON-PO PERCENTAGE" with respect to any Mortgage Loan with an adjusted net mortgage rate less than the related Required Coupon (each a "DISCOUNT
MORTGAGE LOAN") will be equal to the adjusted net mortgage rate divided by the related Required Coupon and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than the related Required Coupon (each a
"NON-DISCOUNT MORTGAGE LOAN"), will be 100%.

      The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be equal to (the related Required Coupon minus the adjusted net mortgage rate)
divided by the related Required Coupon and, with respect to any Non-Discount
Mortgage Loan, will be 0%.

      The "REQUIRED COUPON" for loan group 1, loan group 2 and loan group 3 is
6.25%, 6.50% and 6.00%, respectively.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO
Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the Notional Amount
Certificates and Class PO Certificates) in an amount up to the related Senior
Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

      The "NON-PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of:

            (a)   all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

                                       63

            (b)   the principal portion of the purchase price of each Mortgage
                  Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing
                  agreement as of the Distribution Date, excluding any Mortgage
                  Loan that was repurchased due to a modification of the
                  Mortgage Rate,

            (c)   the Substitution Adjustment Amount in connection with any
                  deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

            (d)   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e)   with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

            (f)   all partial and full principal prepayments by borrowers on the
                  Mortgage Loans in that loan group received during the related
                  Prepayment Period, including the principal portion of the
                  purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

      (ii)  (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the
Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or
(2) a Realized Loss after the related Senior Credit Support Depletion Date, the
Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Class 3-A-6 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the
Class 3-A-6 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "CLASS 3-A-6 ACCRUAL AMOUNT") will be distributed as principal first, to the Class 3-A-3 Certificates until its Class Certificate
Balance is reduced to its Targeted Balance for that Distribution Date, and then to Class 3-A-6 Certificates.

      Class 3-A-7 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the
Class 3-A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "CLASS 3-A-7 ACCRUAL AMOUNT") will be distributed as principal to the Class 3-A-3 and Class 3-A-6 Certificates, in an amount up to the amount necessary to reduce the aggregate Class Certificate Balance of the
Class 3-A-3 and Class 3-A-6 Certificates to the Aggregate Targeted Balance set
forth on the Principal Balance Schedule (the "AGGREGATE TARGETED BALANCE") for
that Distribution Date, and then to the Class 3-A-7 Certificates.

      Class 3-A-10 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the
Class 3-A-10 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "CLASS 3-A-10 ACCRUAL AMOUNT") will be distributed as principal first, to the Class 3-A-8 Certificates until its Class Certificate
Balance is reduced to its Targeted Balance for that Distribution Date, and then to Class 3-A-10 Certificates.

      Senior Principal Distribution Amount. On each Distribution Date before the
Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a
loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, as follows:

      o     with respect to loan group 1, in the following priority:

                                       64

            (i) to the Class A-R Certificates, until its Class Certificate
      Balance is reduced to zero;

            (ii) to the Class 1-A-4 Certificates, the Group 1 Priority Amount,
      until its Class Certificate Balance is reduced to zero;

            (iii) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates,
      pro rata, until their respective Class Certificate Balances are reduced to zero;

            (iv) to the Class 1-A-5 Certificates, until its Class Certificate
      Balance is reduced to zero; and

            (v) to the Class 1-A-4 Certificates, without regard to the Group 1
      Priority Amount, until its Class Certificate Balance is reduced to zero;

      o     with respect to loan group 2, in the following priority:

            (i)   concurrently, to the Class 2-A-4 and Class 2-A-8 Certificates,
      pro rata, the Group 2 Priority Amount, until their respective Class
      Certificate Balances are reduced to zero;

            (ii)  (a)   76.0747806656% of the remaining amount in the following
      priority:

                        first, concurrently, to the Class 2-A-1, Class 2-A-2 and
      Class 2-A-3 Certificates, pro rata, until their respective Class
      Certificate Balances are reduced to zero; and

                        second, to the Class 2-A-7 Certificates, until its Class
      Certificate Balance is reduced to zero, and

                  (b)   23.9252193344% of that remaining amount to the Class
      2-A-5 Certificates, until its Class Certificate Balance is reduced to zero; and

            (iii) concurrently, to the Class 2-A-4 and Class 2-A-8 Certificates,
      pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

      o     with respect to loan group 3, in the following priority:

            (i)   to the Class 3-A-4 Certificates, the Group 3 Priority Amount,
      until its Class Certificate Balance is reduced to zero;

            (ii)  (a)   76.4673470091% of the remaining amount, sequentially, to
      the Class 3-A-1 and Class 3-A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

                  (b)   23.5326529909% of that remaining amount in the following
      priority:

                        first, the lesser of (x) 99.99% of the Non-PO Formula
      Principal Amount for loan group 3 available for distribution pursuant to this clause (ii)(b) or (y) $237,985 for each distribution date, to the
      Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

                        second, (x)   84.4296624784% in the following priority:

                                      1. an amount up to the amount necessary to
                                reduce the aggregate Class Certificate Balance
                                of the Class 3-A-3 and Class 3-A-6 Certificates
                                to the Aggregate Targeted Balance for that
                                Distribution Date, according to the Aggregate
                                Payment Rule;

                                       65

                                      2. to the Class 3-A-7 Certificates, until
                                its Class Certificate Balance is reduced to
                                zero; and

                                      3. to the Class 3-A-3 and Class 3-A-6
                                Certificates according to the Aggregate Payment
                                Rule, without regard to the Aggregate Targeted
                                Balance, until their respective Class
                                Certificate Balances are reduced to zero, and

                                (y)   15.5703375216% in the following priority:

                                      1. to the Class 3-A-8 Certificates, until
                                its Class Certificate Balance is reduced to its
                                Targeted Balance for that Distribution Date;

                                      2. to the Class 3-A-10 Certificates, until
                                its Class Certificate Balance is reduced to
                                zero; and

                                      3. to the Class 3-A-8 Certificates,
                                without regard to its Targeted Balance and until
                                its Class Certificate Balance is reduced to
                                zero;

                        third, sequentially, to the Class 3-A-2 and Class 3-A-11
      Certificates, in that order, until their respective Class Certificate
      Balances are reduced to zero; and

            (iii) to the Class 3-A-4 Certificates, without regard to the Group 3
      Priority Amount, until its Class Certificate Balance is reduced to zero.

      On each Distribution Date on and after the Senior Credit Support Depletion
Date, the Non-PO Formula Principal Amount for each loan group will be distributed, concurrently as principal of the classes of Senior Certificates in the related senior certificate group (other than the Notional Amount
Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The "AGGREGATE PAYMENT RULE" is as follows:

      first, to the Class 3-A-3 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance set
forth on the Principal Balance Schedule (the "TARGETED BALANCE") for that
Distribution Date;

      second, to the Class 3-A-6 Certificates, until its Class Certificate
Balance is reduced to zero; and

      third, to the Class 3-A-3 Certificates, without regard to its Targeted
Balance and until its Class Certificate Balance is reduced to zero.

      The capitalized terms used in this free writing prospectus shall have the following meanings:

      The "GROUP 1 PRIORITY AMOUNT" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Group 1 Priority Percentage and (C) the Shift Percentage.

      "GROUP 1 PRIORITY PERCENTAGE" for any Distribution Date and loan group 1, will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO
Percentage of the Stated Principal Balance of each group 1 mortgage loan as of the Due Date in the month preceding the month of

                                       66

such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

      The "GROUP 2 PRIORITY AMOUNT" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, e(B) the Shift Percentage and (C) the Group 2 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Group 2 Priority Percentage and (C) the Shift Percentage.

      "GROUP 2 PRIORITY PERCENTAGE" for any Distribution Date and loan group 2, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-4 and Class 2-A-8
Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO Percentage of the Stated Principal Balance of each group 2 mortgage loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

      The "GROUP 3 PRIORITY AMOUNT" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 3, (B) the Shift Percentage and (C) the Group 3 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 3, (B) the Group 3 Priority Percentage and (C) the Shift Percentage.

      "GROUP 3 PRIORITY PERCENTAGE" for any Distribution Date and loan group 3, will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 3-A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO
Percentage of the Stated Principal Balance of each group 3 mortgage loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

      "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date any
loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula
Principal Amount for that loan group for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in that loan group that is not a Liquidated Mortgage
Loan, the Scheduled Principal Distribution Amount will be reduced on the related
Distribution Date by the applicable Non-PO Percentage of the principal portion of that Bankruptcy Loss.

      The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and any loan group will equal, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group for that
Distribution Date.

      "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the
Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%;
and for any Distribution Date thereafter, 100%.

      The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

      "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

                                       67

      The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and
loan group will equal the sum of

      (i)   the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and
      Distribution Date,

      (ii)  for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o   the Senior Percentage of the applicable Non-PO Percentage of the
                Stated Principal Balance of the Mortgage Loan, and

            o   either

                      o   if no Excess Losses were sustained on a Liquidated
                          Mortgage Loan during the preceding calendar month, the
                          Senior Prepayment Percentage of the applicable Non-PO
                          Percentage of the amount of the liquidation proceeds
                          allocable to principal received on the Mortgage Loan
                          or

                      o   if an Excess Loss were sustained on the Liquidated
                          Mortgage Loan during the preceding calendar month, the
                          Senior Percentage of the applicable Non-PO Percentage
                          of the amount of the liquidation proceeds allocable to
                          principal received on the Mortgage Loan, and

      (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of
      Non-PO Formula Principal Amount for that loan group and Distribution Date;
      and

      (iv)  the Senior Prepayment Percentage of any Subsequent Recoveries
      described in clause (ii) of the definition of Non-PO Formula Principal
      Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior
Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

      Notwithstanding the foregoing definition of Senior Principal Distribution
Amount, on any Distribution Date after the second Senior Termination Date, the
Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related loan group.

      "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "SENIOR PERCENTAGE" for any senior certificate group and Distribution
Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class PO Certificates and the Notional Amount
Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO

                                       68

Percentage of the Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that
Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the
Certificates (other than the Class PO Certificates and the Notional Amount
Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate
Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date.
For any Distribution Date on or prior to the second Senior Termination Date, the
"SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the
"SUBORDINATED PERCENTAGE" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any
Distribution Date occurring during the five years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between
100% and the related Senior Prepayment Percentage on that Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any
Distribution Date occurring on or after the fifth anniversary of the first
Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related
Subordinated Percentage for the Distribution Date; for any Distribution Date in
the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any
Distribution Date thereafter, the related Senior Percentage for the Distribution
Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

o   the outstanding principal balance of all Mortgage Loans in a loan group delinquent 60 days or more (averaged over the preceding six month period)
    (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class
    Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o   cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

commencing with the Distribution Date on the fifth anniversary of the first
Distribution Date, 30% of (i) if such date is on or prior to the second Senior
Termination Date, the Subordinated Percentage for that loan group of the

                                       69

aggregate of the applicable Non-PO Percentage of the Stated Principal Balances
of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or
(ii) if such date is after the second Senior Termination Date, the aggregate
Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

commencing with the Distribution Date on the sixth anniversary of the first
Distribution Date, 35% of the original subordinate principal balance,

commencing with the Distribution Date on the seventh anniversary of the first
Distribution Date, 40% of the original subordinate principal balance,

commencing with the Distribution Date on the eighth anniversary of the first
Distribution Date, 45% of the original subordinate principal balance, and commencing with the Distribution Date on the ninth anniversary of the first
Distribution Date, 50% of the original subordinate principal balance.

      The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a
fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate
Stated Principal Balance of all the Mortgage Loans as of the Due Date in the
month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior
Due Date).

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

CROSS-COLLATERALIZATION

      Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after a Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination
Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate
Subordinated Percentage for that Distribution Date is greater than or equal to
200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

      Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO
Pool Balance for that loan group (any such group, the "UNDERCOLLATERALIZED
Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the related
Class PO Component, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component, of the
Undercollateralized Group equals the Non-PO Pool Balance for that

                                       70

loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION"). If the
senior certificates of a senior certificate group constitute an
Undercollateralized Group on any Distribution Date following the Senior Credit
Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of that related senior certificate group. If more than one Undercollateralized Group on any
Distribution Date is entitled to an Undercollateralization Distribution, such
Undercollateralization Distribution will be allocated among the
Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an
Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      The "NON-PO POOL BALANCE" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all
Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the
Certificates -- Principal -- Senior Principal Distribution Amount" above and "--
Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each loan group, to the extent of Available Funds, the Non-PO
Formula Principal Amount for each loan group, up to the amount of the
Subordinated Principal Distribution Amount for each loan group for the
Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the
Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination
Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "APPLICABLE CREDIT SUPPORT
PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE
CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

                                       71

      The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

         Class B-1....................................    6.00%
         Class B-2....................................    3.85%
         Class B-3....................................    3.35%
         Class B-4....................................    2.50%
         Class B-5....................................    2.20%
         Class B-6....................................    1.60%
         Class B-7....................................    1.40%
         Class B-8....................................    1.10%
         Class B-9....................................    0.90%
         Class B-10...................................    0.35%

      The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and loan group will equal the sum of:

o   the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and
    Distribution Date,

o   for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable
    Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution
    Amount, up to the related Subordinated Percentage of the applicable Non-PO
    Percentage of the Stated Principal Balance of the Mortgage Loan,

o   the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of
    Non-PO Formula Principal Amount for that loan group and Distribution Date,
    and

o   the Subordinated Prepayment Percentage of any Subsequent Recoveries
    described in clause (ii) of the definition of Non-PO Formula Principal
    Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Distribution
    Date.

      On any Distribution Date after the second Senior Termination Date, the
Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment
Percentage, as applicable, for the subordinated certificates for such
Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive any
Available Funds for any loan group remaining after distribution or accretion of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the
Distribution Date and (y) the product of

        o   Available Funds for the related loan group remaining after distribution and accretion of interest on the senior certificates,
            and

                                       72

        o   a fraction, the numerator of which is the related PO Formula
            Principal Amount and the denominator of which is the sum of that PO
            Formula Principal Amount and the related Senior Principal
            Distribution Amount for that related loan group.

      If a Class PO Principal Distribution Amount on a Distribution Date is
calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the Notional Amount Certificates and the related Class PO Component) will be in an amount equal to the product of
Available Funds for the applicable loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group and a fraction, the numerator of which is the Senior Principal
Distribution Amount and the denominator of which is the sum of that Senior
Principal Distribution Amount and the related PO Formula Principal Amount.

      The "PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and a Class PO
Component will equal the sum of:

      (i)   the sum of the applicable PO Percentage of:

            (a)   all monthly payments of principal due on each Mortgage Loan in the related loan group on the related Due Date,

            (b)   the principal portion of the purchase price of each Mortgage
                  Loan in the related loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage
                  Loan in the related loan group that was repurchased due to a modification of the Mortgage Rate,

            (c)   the Substitution Adjustment Amount in connection with any
                  deleted Mortgage Loan in the related loan group received for the Distribution Date,

            (d)   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in the related loan group that are not yet Liquidated Mortgage Loans received
                  during the calendar month preceding the month of the
                  Distribution Date,

            (e)   for each Mortgage Loan in the related loan group that became a
                  Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan,
                  and

            (f)   all partial and full principal prepayments by borrowers on the
                  Mortgage Loans in the related loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in the related loan group that was repurchased due to modification of the Mortgage
                  Rate, and

      (ii)  with respect to Subsequent Recoveries attributable to a Discount
Mortgage Loan in the related loan group that incurred (1) an Excess Loss or (2)
a Realized Loss after the Senior Credit Support Depletion Date, the PO
Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized
Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group will be allocated to the related Class PO Component, until its Component Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior
Credit Support Depletion Date, will be treated as a "CLASS PO DEFERRED AMOUNT."
To the extent funds are available on the Distribution Date or on any future
Distribution Date from amounts that would otherwise be allocable from Available
Funds of a loan group for the Subordinated Principal Distribution Amount, Class
PO Deferred Amounts will be paid on the related Class PO

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Component before distributions of principal on the subordinated certificates.
Any distribution of Available Funds in respect of unpaid Class PO Deferred
Amounts will not further reduce the Class Certificate Balance of the Class PO
Certificates. The Class PO Deferred Amounts will not bear interest. The Class
Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit
Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the applicable Non-PO Percentage of any
Realized Loss on the Mortgage Loans in a loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount
Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances or, with respect to a class of accrual certificates, based on the lesser of their original Class Certificate Balance and their current Class Certificate Balance.

      On each Distribution Date, the applicable Non-PO Percentage of Excess
Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o   the applicable Senior Percentage of the Non-PO Percentage of such Excess
    Loss will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, based on their Class Certificate
    Balances or, with respect to a class of accrual certificates, based on the lesser of their original Class Certificate Balance and their current Class
    Certificate Balance, and

o   the applicable Subordinated Percentage of the Non-PO Percentage of such
    Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

      The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution
Date after the second Senior Termination Date, such Excess Losses on the
Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit
Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage
Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the Class PO Certificates).

      Because principal distributions are paid to some classes of certificates
(other than the Class PO Certificates and the Notional Amount Certificates)
before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of
Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are
Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

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      A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage
Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement -- Special Hazard Insurance Policies."

      "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

                               CREDIT ENHANCEMENT

SUBORDINATION

      Any Realized Losses, other than Excess Losses, that would otherwise be allocated to the Class 2-A-5 Certificates will instead be allocated to the Class
2-A-8 Certificates until its Class Certificate Balance is reduced to zero. See
"Description of the Certificates--Allocation of Losses" in this free writing prospectus.

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1
Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against
Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses,
Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage
Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,
respectively, as described in the following paragraphs. The applicable Non-PO
Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

      The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o   Special Hazard Losses in an initial amount expected to be up to approximately $6,416,658 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o   Bankruptcy Losses in an initial amount expected to be up to approximately
    $208,469 (the "BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o   Fraud Losses in an initial amount expected to be up to approximately
    $19,249,973 (the "FRAUD LOSS COVERAGE AMOUNT").

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      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o   that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o   the greatest of

1% of the aggregate of the principal balances of the Mortgage Loans,

twice the principal balance of the largest Mortgage Loan, and the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off
Date, to zero and on the first, second, third and fourth anniversaries of the
Cut-off Date, to an amount equal to the lesser of:

o   2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o   the excess of:

the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off
Date over

the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

      The amount of coverage provided by the subordinated certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses.

      A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage
Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the
Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient
Valuation.

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